                                  Exhibit (2)

                 Copies of the existing by-laws or instruments corresponding thereto -- Limited Liability
                   Company Agreement of Berthel SBIC, LLC

THE LIMITED LIABILITY COMPANY INTERESTS HAVE NOT BEEN REGISTERED UNDER ANY FEDERAL OR STATE SECURITIES LAWS AND CANNOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED UNLESS THEY ARE REGISTERED THEREUNDER OR EXEMPTIONS FROM SUCH REGISTRATIONS ARE AVAILABLE, AND THE REQUIREMENTS OF THE LIMITED LIABILITY COMPANY AGREEMENT ARE SATISFIED.











                      LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                               BERTHEL SBIC, LLC
                      a Delaware limited liability company








                               Dated May 13, 1997

                               Table of Contents

                                                                         Page


       1.   Definitions                                                    1
            1.1    "Act"                                                   1
            1.2    "Affiliate"                                             1
            1.3    "Agreement"                                             1
            1.4    "Annex LLC-GDP"                                         1
            1.5    "Annex LLC-OP"                                          2
            1.6    "Capital Account"                                       2
            1.7    "Capital Contributions"                                 2
            1.8    "Certificate of Formation"                              2
            1.9    "Code"                                                  2
            1.10   "Combined Capital"                                      2
            1.11   "Company"                                               2
            1.12   "Debentures"                                            2
            1.13   "ERISA"                                                 2
            1.14   "Fiscal Year"                                           2
            1.15   "Interest"                                              2
            1.16   "Investment Company Act"                                2
            1.17   "Leverage"                                              2
            1.18   "Majority in Interest"                                  3
            1.19   "Management Board"                                      3
            1.20   "Management Expenses"                                   3
            1.21   "Management Fee"                                        3
            1.22   "Member"                                                3
            1.23   "Net Cash Flow"                                         3
            1.24   "Net Income" and "Net Loss"                             4
            1.25   "Officers"                                              4
            1.26   "Percentage Interest"                                   4
            1.27   "Portfolio Companies"                                   5
            1.28   "Portfolio Securities"                                  5
            1.29   "Private Capital"                                       5
            1.30   "Regulatory Capital"                                    5
            1.31   "SBA"                                                   5
            1.32   "SBIC"                                                  5
            1.33   "SBIC Act"                                              5
            1.34   "Security" or "Securities"                              5
            1.35   "Securities Act"                                        5
            1.36   "Small Business"                                        5
            1.37   "Treasury Regulations"                                  5

       2.   Organization                                                   5
            2.1    Formation                                               5

            2.2        Name                                                6
            2.3        Certificate of Formation                            6
            2.4        Incorporation of Annexes and Section 1820           6

       3.   Principal Office                                               6

       4.   Purpose and Powers                                             6
            4.1        Purpose                                             6
            4.2        Powers                                              7

5.   Term                                                                  7

6.   Capital Contributions                                                 7
            6.1. Initial Capital Contributions                             7
            6.2  Additional Members                                        7
            6.3  Repayment of Capital Contributions                        8
            6.4  No Priorities of  Members                                 8
            6.5  Limited Liability of Members                              8
            6.6  Interested Transactions                                   8
            6.7  No Interest on Capital                                    9
            6.8  Resignation                                               9
            6.9  Control by the Members                                    9

7.   Capital Accounts                                                      9
            7.1  Maintenance of Capital Accounts                           9

8.   Allocations and Distributions                                         9
            8.1  Allocations                                               9
                 8.1.1 Net Income                                          9
                 8.1.2 Net Loss                                           10
            8.2  Distributions                                            10
                 8.2.1  Net Cash Flow                                     10
                 8.2.2 Distributions in Kind                              10

            8.3  Apportionment of Net Profits and Net Losses;
                 Distributions in Respect of Interests Transferred        10

9.   Management Services, Fees and Expenses                               11

            9.1. Management                                               11
            9.2  Management Fees                                          11
                 9.2.1 Calculation of Fee                                 11
                 9.2.2 Expenses                                           11

10.         Member Actions                                                12
            10.1 Place of Meetings                                        12

            10.2   Proxies                                              12
            10.3   Actions Requiring Member Consent                     12
            10.4   Investment Restrictions                              13

11.         Management Board                                            13
            11.1   Number of Members                                    13
            11.2   Election                                             13
            11.3   Qualifications                                       13
            11.4   Powers                                               14
            11.5 Meetings of the Management Board                       14
            11.6   Special Meetings of the Management Board             14
            11.7   Quorum                                               14
            11.8   Required Approval                                    14
            11.9 Action by Consent                                      15
            11.10 Actions                                               15
            11.11  Oversight                                            15
            11.12  Compensation and Fees                                15
            11.13  Resignation or Removal                               15
            11.14  Participation in Meetings by Telephone               16
            11.15 Notices                                               16

12.         Officers                                                    16
            12.1  Officers                                              16
            12.2    Chairman                                            17
            12.3  President                                             17
            12.4  Chief Financial Officer                               17
            12.5  Vice President                                        17
            12.6  Secretary and Assistant Secretaries                   17
            12.7  Treasurer and Assistant Treasurers                    18

13.         Interests Acquired for Investment; Transfers of Interests
            in Company                                                  18
            13.1  Representations of Members                            19
            13.2  Transfer of Company Interest                          19
            13.3  Substituted Members                                   20

14.  Tax Election                                                       21

15.  Termination of the Company                                         21
            15.1  Dissolution                                           21
            15.2  Withdrawal, Dissolution or Bankruptcy of a Member     21
            15.3  Winding Up of the Company                             21
            15.4  Liquidation Committee; Payment of Claims              22
            15.5  Liquidation Distributions                             22
            15.6  Allocation of Net Income or Net Loss

                   Upon Dissolution                                     22
            15.7 Liquidation of a Member's Interest Upon Election
                   of Members to Continue the Company                   22

   16. Books of Account; Annual Meeting; Accounting and Reports;
               Valuation and Banking                                    23
            16.1  Accounting and Records                                23
            16.2  Annual Reporting                                      23
            16.3  Records and Inspection                                24
            16.4  Income Tax Information                                24
            16.5  Other Reports                                         24
            16.6  Banking and Portfolio Securities                      24

   17. Valuation of Portfolio Securities                                25
            17.1  Valuation of Securities                               25

   18.      Amendment                                                   25
            18.1  General Amendments                                    25
            18.2  Regulatory Amendments                                 25

   19. Miscellaneous                                                    27
            19.1  Indemnification                                       27
            19.2  Section Headings                                      27
            19.3  Severability                                          27
            19.4  Right to Rely upon the Authority of Officers          27
            19.5  Governing Law                                         27
            19.6  Counterpart Execution; Jurisdiction                   27
            19.7  Parties in Interest                                   28
            19.8  Amendments to Admit Members                           28
            19.9  Integrated Agreement                                  28
            19.10  Description of Company                               28
            19.11  Waiver of Right to Court Decree of Dissolution       28
            19.12  Pronouns                                             28

   EXHIBIT A - ANNEX LLC-GDP                                            30

   EXHIBIT B - ANNEX LLC-OP                                             31

   EXHIBIT C - VALUATION GUIDELINES                                     32

     THIS LIMITED LIABILITY COMPANY AGREEMENT is made as of May 13, 1997, by and between Berthel SBIC, LLC, a Delaware limited liability company, and Berthel Growth & Income Trust I.

                                    RECITALS

     The following is a recitation of the facts underlying this Agreement:

     A. On May 13, 1997, the Company filed the Certificate of Formation pursuant to the Act.

     B. The parties now wish to adopt a written limited liability company agreement pursuant to which the Company will carry on its business.

     NOW, THEREFORE, in consideration of their agreement set forth herein, the parties hereby agree as follows:

     1. Definitions. When used herein, the following terms shall have the meaning set forth below:

        1.1  "Act" means the Delaware Limited Liability Company Act, (6 Del.
C. Section Section 18-101, et seq.) as amended.

        1.2 "Affiliate" of a Member or Manager means any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Member or Manager, as applicable. The term "control" as used in the immediately preceding sentence, means with respect to a corporation, limited liability company, limited life company or limited duration company (collectively, "limited liability company"), the right to exercise, directly or indirectly, more than twenty-five percent (25%) of the voting rights attributable to the controlled corporation or limited liability company and, with respect to any individual, Company, trust, estate, association or other entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

        1.3 "Agreement" means this Limited Liability Company Agreement and all exhibits hereto, including, but not limited to, Annex LLC-GDP and Annex LLC-OP.

        1.4  "Annex LLC-GDP" means SBA Annex LLC-GDP, Version 1.1 dated
June 1, 1997, General and Debenture Related Provisions for Limited Liability Companies in the form attached to this Agreement as Exhibit A.

        1.5  "Annex LLC-OP" means SBA Annex LLC-OP, Version 1.1 dated
June 1, 1997, Optional Provisions for Limited Liability Companies in the form attached to this Agreement as Exhibit B.

        1.6 "Capital Account" means the account of each Member established and maintained on the books of the Company as provided in Section 7 hereof.

        1.7 "Capital Contributions" means the contributions made by the Members to the Company pursuant to Section 6 hereof, and, in the case of all the Members, the aggregate of all such capital contributions.

        1.8 "Certificate of Formation" means the Certificate of Formation of the Company filed with the Delaware Secretary of State on May 13, 1997.

        1.9 "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of any succeeding law).

        1.10 "Combined Capital" shall have the meaning set forth in the SBIC
Act.

        1.11 "Company" means Berthel SBIC, LLC.

        1.12 "Debentures" shall have the meaning set forth in the SBIC Act.

        1.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and interpretations promulgated thereunder by the Department of Labor.

        1.14 "Fiscal Year" means the Company's fiscal year which shall commence on January 1 and end on December 31 of each year.

        1.15 "Interest" means the right of a Member to any and all distributions to which such Member may be entitled as provided in this Agreement, together with the duties and obligations of such Member to comply with all provisions of this Agreement.

        1.16 "Investment" means the Investment Company Act of 1940, as amended.

        1.17 "Leverage" shall have the meaning set forth in the SBIC Act.

        1.18 "Majority in Interest" or a specified percentage "In Interest" means Members holding more than fifty percent (50%) or such specified percentage, respectively, of the Interest then held by all Members.

        1.19 "Management Board" means the Management Board established pursuant to Section 11 of this Agreement, whose initial members shall be James
D. Thorp, Henry T. Madden and Henry Royer.

        1.20 "Management Expenses" means the Company's normal operating expenses, including salaries, services, rent, utilities and other overhead charges; expenses for business development, travel and entertainment incurred in connection with the affairs of the Company; insurance premiums and fees (excluding directors and officers liability insurance); telephone, telegram, cablegram, telegraph and similar charges; postage expenses; dues, subscriptions, office supplies, equipment rental and similar expenses; fees for bookkeeping and other similar services relating to the affairs of the Company and the Management Company, and other routine expenses incurred in connection with their affairs. Management Expenses shall not include the expenses borne by the Company and described in Section 9.2.2.

        1.21  "Management Fee" shall have the meaning set forth in Section 9.2.

        1.22 "Member" means Berthel Growth & Income Trust I and any other person or legal entity who or which has been admitted as a Member in accordance with the Act and this Agreement, and does not cease to be a Member for any reason.

        1.23 "Net Cash Flow" means, for each Fiscal Year, the Company's Net Income (for this purpose any Net Loss shall be treated as negative Net Income), adjusted as follows:

              (a) Increased by the following:

                  (i) Any receipts which are not included in the computation of Net Income (such as capital contributions, loan proceeds, and withdrawals from reserves).

                  (ii) Any deductions not involving cash expenditures (such as depreciation, amortization and other cost recovery deductions).

              (b) Decreased by the following:

                  (i) All expenditures which are not deducted in determining Net Income (such as expenditures for capital improvements, asset acquisitions, and loan repayments).

                  (ii) Contributions to any reserve established by the Managers for anticipated Company cash needs.

        1.24 "Net Income" and "Net Loss" mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

              (a) Income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss shall be added to such taxable income or loss.

              (b) Expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as such expenditures pursuant to Treasury Regulation
Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss shall be subtracted from such taxable income or loss.

              (c) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value.

              (d) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account book depreciation for such Fiscal Year or other period.

        1.25  "Officers" means the officers of the Company as provided in
Section 12 of this Agreement.

        1.26 "Percentage Interest" in respect of any Member means that fraction, expressed as a percentage, having as its numerator the Capital Contribution of such Member and having as its denominator, the total Capital Contributions of all Members.

        1.27 "Portfolio Companies" means the issuers of Securities acquired by the Company, other than issuers of (a) direct obligations of or obligations guaranteed as to principal and interest by the United States, (b) repurchase agreements with federally insured institutions, (c) certificates of deposit, and (d) such similar types of investments in which an SBIC is permitted to invest idle funds under the SBIC Act. Reference to a "Portfolio Company" is to any one of the Portfolio Companies.

        1.28 "Portfolio Securities" means the Securities issued by Portfolio Companies other than Securities described in Section 1.26 (a)-(d).

        1.29  "Private Capital" shall have the meaning set forth in the SBIC
Act.

        1.30 "Regulatory Capital" shall have the meaning set forth in the SBIC Act.

        1.31  "SBA" means the United States Small Business Administration.

        1.32 "SBIC" means an entity licensed by the SBA as a small business investment company pursuant to the SBIC Act.

        1.33 "SBIC Act" means the Small Business Investment Act of 1958, as amended, and the rules and regulations promulgated thereunder by the SBA, as in effect from time to time.

        1.34 "Security" or Securities" (whether or not capitalized) when used herein shall have the same meaning given to that term in Section 2(1) of the Securities Act.

        1.35  "Securities Act" means the Securities Act of 1933, as amended.

        1.36  "Small Business" shall have the meaning set forth in the SBIC Act.

        1.37 "Treasury Regulations" means the regulations promulgated under the Code, as such regulations may be amended from time to time (including temporary regulations and corresponding provisions of succeeding regulations).

     2. Organization

        2.1 Formation. The parties hereto have formed a limited liability company pursuant to the Certificate of Formation pursuant to the laws of the State of Delaware.

        2.2 Name. The name of the Company is Berthel SBIC, LLC. The Management Board may change the name of the Company at any time. However, if the Company is an SBIC, the name of the Company may not be changed without the prior consent of SBA.

        2.3 Certificate of Formation. The Management Board has caused the execution and filing of the Certificate of Formation. The Members hereby agree to execute, file and record all such other certificates and documents, including amendments to the Certificate of Formation of the Company, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation, and operation of a limited liability company, the licensing of the Company as an SBIC, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

        2.4 Incorporation of Annexes and Section 1820. The provisions of Annex LLC-GDP and Annex LLC-OP and the provisions of 13 CFR Section 107.1810 (including any amendment or successor thereto) are incorporated in this Agreement with the same force and effect as if fully set forth herein. With respect to 13 CFR Section 107.1810, (i) the Company agrees with SBA that the Company shall be treated as if it were a corporate licensee, and that SBA shall have the remedies set forth in 13 CFR Section 107.1810(i) (1) with respect to causing the removal and/or replacement of any of the members of its Management Board and/or its Officers. If, and so long as, the Company is an SBIC, SBA shall be deemed a third-party beneficiary of this Section 2.4 and this Section 2.4 may not be amended without SBA's consent.

     3. Principal Office. The principal office of the Company shall be located at 100 Second Street, SE, Cedar Rapids, Iowa 52407-4250, or at such other place as the Management Board from time to time may determine. However, the Company may not move its office location or establish any branch office without the prior approval of SBA if the Company is an SBIC. If the principal place of business of the Company is changed, the officers of the Company promptly shall notify the Members of such fact.

     4.  Purpose and Powers.

         4.1 Purpose. The Company is being organized solely for the purpose of operating as a venture capital fund. The Company shall apply to the SBA for a license to operate as an SBIC. If such license is granted, the Company shall
(i) conduct only the activities described under Title III of the SBIC Act, and
(ii) have the powers, responsibilities, and be subject to the limitations, provided in the SBIC Act.

         4.2 Powers. Consistent with Section 4.1, the Company shall have all the rights and powers of a limited liability company under the Act. However, the Company shall not make any investments other than those which are consistent with the investment objectives of Berthel Growth & Income Trust I as long as it is a Member.

     5. Term. The term during which the Company shall exist shall commence on the date the Certificate of Formation is filed in the office of the Delaware Secretary of State (the "Filing Date") and shall continue until the later of
(i) the close of business on the 30th annual anniversary of the Filing Date or
(ii) two years after SBA Leverage has been repaid, unless sooner terminated as provided in Section 15.

     6. Capital Contributions.

         6.1 Initial Capital Contributions. Within thirty (30) days of the date of formation of the Company under the Act, or on such later date as the President shall designate in writing, the Member shall make an initial Capital Contribution to the Company in cash in the amount of Five Million Dollars ($5,000,000). Upon receipt of such Capital Contribution, the Company shall credit the Member's Capital Account with the amount of such Member's Capital Contributions.

         6.2 Additional Members. The Management Board may, from time to time after the date hereof and on or prior to December 31, 1997 without the consent of the Members, and on or after January 1, 1998, with the consent of at least 66% in Interest of the Members, admit one or more new Members (hereinafter referred to as the Additional Members), or permit any Member to increase its Capital Commitment under the following terms and conditions:

                (1) Each of such Additional Members and Members increasing their Capital Commitments shall execute and deliver to the Company a counterpart of this Agreement, thereby evidencing their agreement to be bound by and comply with the terms and provisions hereof as if they were an original signatory to this Agreement.

                (2) Each of such Additional Members shall be admitted to the Company as of the date that (i) an executed counterpart of this Agreement has been delivered to and accepted by the Company and (ii) such Additional Member shall have paid by way of a Capital Contribution to the Company cash in an amount determined by the Management Board, based upon the percentage of Capital Contributions paid by Members.

                (3) In the case of each Member whose Capital Contribution has been increased, such increased Capital Contribution shall be effective as of the date (i) an executed counterpart of this Agreement reflecting such increased Capital Contribution is delivered by such Member and accepted by the Company, and (ii) such Member shall have paid the amount of such increased Capital Contribution.

                (4) If Additional Members are admitted to the Company as Members, and if Members increase their Capital Commitments pursuant to this Section 6.5, expenses of the Company (including Management Fees) to be allocated on or after the effective date of such admission or increase first shall be allocated to such Additional Members and Members increasing their Capital Contributions to the extent necessary to cause such persons to be treated with respect to such items as if they had been Members with respect to these Capital Contributions from the commencement of the Company; thereafter, such items shall be allocated to the Members in accordance with Section 8.1.

          6.3 Repayment of Capital Contributions. Except as expressly provided in this Agreement, no specific time has been agreed upon for the repayment of the Capital Contributions of the Members, and no Member, or any successor-in-interest, shall have a right to withdraw any capital contributed to the Company.

          6.4 No Priorities of Members. Except as expressly provided in this Agreement or the SBIC Act, no Member shall have the right to demand or receive property other than cash in return for its Capital Contribution, nor shall any Member have priority over any other Member, either as to the return of its Capital Contribution or as to profits, losses or distributions.

          6.5 Limited Liability of Members. Notwithstanding anything to the contrary in this Agreement, the liability of each Member as a Member of the Company shall in no event exceed in the aggregate the Capital Contribution of such Member to the Company.

          6.6 Interested Transactions. Any Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company shall not have any rights by virtue of this Agreement or any Annex in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Unless otherwise agreed in writing, no Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character which, if presented to the Company, could be taken by the Company, and any Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

        6.7 No Interest on Capital. No interest shall be payable to the Members with respect to any Capital Contributions made to the Company.

        6.8 Resignation. No Member may resign, or withdraw from the Company, without the consent of a Majority in Interest of the other Members and, if required by the SBIC Act, the prior written approval of the SBA.

        6.9 Control by the Members. Except as otherwise expressly provided in this Agreement, the management of the Company shall be vested in the Management Board and, as provided herein, no officer or Member shall have any authority to act for or on behalf of the Company.

  7. Capital Accounts.

        7.1 Maintenance of Capital Accounts. The Company shall maintain a Capital Account for each Member in accordance with Treasury Regulations issued under Section 704(b) of the Code. The foregoing sentence and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the Board of Managers shall determine that it is prudent to modify the manner in which Capital Accounts or any debits or credits thereto are computed in order to comply with such Regulations, the Board of Managers may make such modifications without the consent of the Members, provided that such modifications will not have a material effect on the amounts distributable to the Limited Members pursuant to this Agreement.

  8. Allocations and Distributions.

        8.1  Allocations.

             8.1.1 Net Income. Except as otherwise provided in this Agreement, all Net Income for any Fiscal Year shall be allocated to the Members in proportion to their respective Percentage Interest.

             8.1.2 Net Loss. Except as otherwise provided in this Agreement, all Net Losses shall be allocated to the Members in proportion to their respective Percentage Interest.

        8.2  Distributions

             8.2.1  Net Cash Flow.  Except as otherwise provided in
      Section 14.5, Net Cash Flow, if any, will, subject to the SBIC Act, be distributed to the Members annually and at such times as the Management Board may determine.

             8.2.2 Distribution in Kind. Subject to the SBIC Act, the Management Board may, at any time or from time to time, if it, in its sole discretion determines, distribute Portfolio Securities, among the Members in accordance with the distribution of Net Cash Flow pursuant to Section 8.2.1. Upon any distribution in kind, the difference between the fair market value and the adjusted cost basis for federal income tax purposes of any securities distributed shall be allocated to the Capital Accounts of the Members in accordance with the provisions of Section 8.1.

        8.3 Apportionment of Net Losses; Distributions in Respect of Interests Transferred. If any Interest in the Company is transferred during any Fiscal Year of the Company in compliance with the provisions of this Agreement, the Net Income or Net Loss, each item thereof and all other items attributable to the transferred Interest in the Company for such Fiscal Year shall be divided and allocated between the transferor and transferee by taking into account their varying Percentage Interests during the Fiscal Year in accordance with
Section 706(d) of the Code, using any convention permitted by the Treasury Regulations thereunder and agreed upon by the transferor and transferee; provided, however, that if the Company does not receive, on or before January 31 of the year following the year in which the transfer occurs, a written notice stating the manner in which such parties have agreed that such Net Income or Net Loss is to be allocated between them, then all of such Net Income or Net Loss, each item thereof and all other items attributable to the transferred Interest shall be allocated pro rata between the transferor and transferee based on the number of days each owned the Interest in the Company during such year as such ownership is reflected in the books and records of the Company. Distributions of Company assets in respect of Interests in the Company shall be made only to persons who, according to the books and records of the Company, are the owners of record of the Interests in the Company in respect of which such distributions are made on the date determined by the Management Board as of which owners of Interests in the Company are entitled to such distributions. The Management Board and the Company shall incur no liability for making distributions in accordance with the provisions of this
Section 8.3, whether or not the Management Board or the Company has knowledge or notice of any transfer of ownership of any Interests in the Company.

     9. Management Services, Fees and Expenses.

            9.1 Management. Subject to the SBIC Act, an entity or entities designated by the Management Board to perform management services for the Company shall be compensated on a quarterly basis for management services rendered during the term of the Company by the payment by the Company in cash to such entity or entities (or its designee) on the first day of each fiscal quarter (or portion thereof) of a Management Fee.

            9.2  Management Fees.

                 9.2.1 Calculation of Fee. The Management Fee for each fiscal quarter shall be an amount equal to the lesser of (i) five-eighths of one percent (.625%)of the Company's Combined Capital plus $31,250 if the Capital Commitment is less than $20,000,000, or (ii) five-eighths of one percent (.625%) of the value of the Company's assets as determined from time to time in good faith by the Management Board. However (A) the Management Fee for each of the Company's first and last fiscal periods of the Company shall be proportionately reduced based upon the ratio that the number of days in each such period bears to ninety (90), and (B) that an additional Management Fee shall be payable upon the date of any increase in the Combined Capital of the Company or value of the Company's assets, as applicable, to reflect the increased Combined Capital during the remainder of the quarter by a proportionate increase based upon the ratio that the number of days in such remainder of the quarter bears to ninety (90); and (C) that the Management Fee for the next quarter shall be reduced to reflect any decrease in the Combined Capital of the Company or value of the Company's assets, as applicable, during the remainder of the prior quarter by a proportionate decrease based upon the ratio that the number of days in such remainder of that quarter bears to ninety
(90).

                 9.2.2 Expenses. The entity providing management services pursuant to Section 9.1 shall be responsible for the payment of Management Expenses. The following expenses shall be borne by the Company: the accounting fees, costs and expenses of the Company, including without limitation, the annual audit of the Company, the preparation of the annual and any interim financial statements of the Company and the federal and state tax returns of the Company; SBA examination fees; costs and expenses associated with meetings of the Members and their shareholders, communications with Members and preparation of Company status reports; costs and expenses associated with meetings of the advisory board of the Company, if any; trade association dues; legal fees, costs and expenses of counsel for the Company, if any; legal action or proceeding, including threatened action, proceeding or investigation, and the amount of any judgments or settlements paid in connection with such action, proceeding or investigation; the legal and other fees, costs and expenses of and incidental to the purchase and sale of Portfolio Securities to the extent that such fees, costs and expenses are not paid by Portfolio Companies or others; all other legal fees; interest on the Company's indebtedness; bonding expenses; premiums for insurance protecting the Company and the Management Board and Officers of the Company and other persons entitled to indemnification from the Company from liabilities to third parties for activities on behalf of the Company; fees incurred by the Company for special advisory or consulting services; securities filing fees, SBA commitment, reservation, custodian and other fees, interest, costs and expenses incurred in connection with obtaining or using SBA Leverage; and all extraordinary fees, costs and expenses.

     10.  Member Actions.

          10.1 Place of Meetings. All meetings of the Members shall be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          10.2 Proxies. At any meeting to which the Members are entitled to vote, the Members may vote in person or by proxy, but no proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period.

          10.3 Actions Requiring Member Consent. The affirmative vote of a Majority in Interest of the Members shall be required to:

                (a)  amend the Certificate of Formation;
                (b)  amend this Agreement;
                (c)  approve a voluntary dissolution of
                     the Company;
                (d)  agree to continuing the business of
                     the Company after a Dissolution Event specified in
                     Section 15.1;
                (e)  appoint a Liquidation Trustee in
                     accordance with Section 15.3;
                (f)  approve a merger, consolidation or
                     other reorganization of the Company;
                (g)  authorize or approve a fundamental
                     change in the business of the Company including the sale of all or substantially all of its assets other than in the ordinary course of its business; or
                (h)  elect members of the Management Board.

          10.4 Investment Restrictions. Subject to the SBIC Act, a Member and its Affiliates may make purchases and sales for its own account of publicly-held securities in the open market and may purchase participations in financings of Portfolio Companies if the Company has previously secured its desired investment position and such investment is made at substantially the same time and on substantially the same terms and conditions as participations by the Company and provided further, no Member shall, either for its own account or for others, invest in any viable venture capital opportunity which is suitable for investment by the Company without first offering the opportunity to the Company. Except as set forth in this Section 10.4, a Member and its Affiliates may make other investments of every type and nature for itself or for the account of others without offering the Company or any other Member a participation in such investments and without the Company or any Member becoming entitled by virtue of this Agreement to any interest therein or to the profits or income derived therefrom.

      11. Management Board.

          11.1  The Management Board shall consist of three (3) persons.

          11.2 Persons serving on the Management Board (other than the initial members who are named in Section 1.19) shall be elected by the Members. Each person serving on the Management Board shall hold the office until his successor is elected and qualified or until his earlier death, resignation or removal. Vacancies occurring on the Management Board shall be filled by the Members.

          11.3 At least two (2) members of the Management Board shall be individuals who are not "Interested Persons" as hereafter defined("Independent Directors"), neither of whom shall be officers. No person may serve as a member of the Management Board without the prior approval of SBA. At all times, a majority of the members of the Management Board shall be persons who are not "Interested Persons" (as defined by Section 2(a)(19) of the Investment Company Act), of the Company or any Member. If at any time fifty percent (50%) or more of the Independent Directors are such "Interested Persons", the Company will take action within ninety (90) days to correct that condition. The initial Independent Directors are Henry T. Madden and Henry Royer.

          11.4 Subject to the provisions of the Act and any limitations in the Certificate of Formation or this Agreement, the business and affairs of the Company shall be managed and all its powers shall be exercised as set forth herein, by or under the direction of the Management Board.

          11.5 Meetings of the Management Board The Management Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Management Board may be held without notice at such time and at such place as shall from time to time be determined by the Management Board. The Management Board shall meet at least quarterly.

          11.6 Special Meetings of the Management Board. Special meetings of the Management Board may be called by the President or by at least one Independent Director of the Management Board on two (2) days notice to each member, which is given either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) members of the Management Board.

          11.7 Quorum. At all meetings of the Management Board, a majority of members shall constitute a quorum for the transaction of business and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Management Board, except as may otherwise be specifically provided by statute, by the Certificate of Formation, or under this Agreement. If a quorum shall not be present at any meeting of the Management Board, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          11.8 Required Approval. The Company shall not take any of the following actions without the unanimous affirmative vote of the Management
Board:

                  (a)  file an application to become a Small
                       Business Investment Company;
                  (b)  issue Debentures or other SBA Leverage;
                  (c)  acquire Portfolio Securities in any
                       Portfolio Company or otherwise invest the Company's assets;
                  (d)  appoint an independent certified
                       public accountant for the Company;
                  (e)  make any distribution to the Members;
                  (f)  indemnify any party pursuant to Section 19.1;
                  (g)  appoint a Liquidating Trustee
                       pursuant to Section 15.3;
                  (h)  determine the valuation of the
                       Company's assets for any purpose;
                  (i)  elect any Officer;
                  (j)  enter into any management services
                       agreement or agreement pursuant to which any compensation is paid to any Officer of the Company, to any Member, or any of their Affiliates.

          11.9 Action by Consent. Unless otherwise restricted by the Certificate of Formation or this Agreement, any action required or permitted to be taken at any meeting of the Management Board may be taken without a meeting if all members of the Management Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Management Board.

          11.10 Actions. The Management Board shall not take any action except at a meeting of the Management Board or by unanimous written consent of all of the members of the Management Board.

          11.11 Oversight. The Management Board shall supervise and review the actions of the Officers in the performance of their duties. Except as expressly authorized by this Agreement, the Independent Directors and members of the Management Board, in their capacity as such, shall not have any management or administrative powers over the Company or its property.

          11.12 Compensation and Fees. Members of the Management Board shall not be paid any compensation for services rendered to the Company. The Company shall reimburse the Independent Directors for their reasonable out-of-pocket expenses relating to attendance at meetings or otherwise performing their duties under this Agreement.

          11.13 Resignation or Removal. An Independent Director may resign effective on the designation of the successor Independent Director by giving reasonable notice to the Company. A resigning Independent Director shall cooperate fully with any successor Independent Director. Members of the Management Board may be removed by the affirmative vote of a Majority in Interest of the Members. Removal of any Independent Director shall not effect the validity of any actions taken prior to the date of removal.

        11.14 Participation in Meetings by Telephone. Members of the Management Board may participate in a meeting of the Management Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

        11.15 Notices. Notices to members of the Management Board and Members shall be in writing and delivered personally or mailed to the members of the Management Board and Members at their addresses appearing on the books of the Company. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to members of the Management Board may also be given by telegram or telecopy or other similar electronic communication which produces a printed copy. Whenever any notice is required to be given under the provisions of the Act or of the Certificate of Formation or this Agreement, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the members of the Management Board need be specified in any written waiver of notice.

    12. Officers.

        12.1 Officers. The Management Board shall elect the Officers of the Company who shall include a President and Secretary, and may include a Chairman, Chief Financial Officer, Treasurer, one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person except for the President and Secretary, who shall be different people. If the Company is an Small Business Investment Company, no person may serve as an Officer without the prior approval of SBA. Officers shall serve at the pleasure of the Management Board and shall continue in office until their removal, death or resignation.

        12.2 Chairman. The Chairman may execute bonds, mortgages and other contracts, whether or not requiring a seal, except where the signing and execution thereof shall be expressly designated by the Management Board to some other Officer or agent of the Company and except as otherwise provided by law. He shall also perform such other duties as the Management Board may from time to time assign to him.

        12.3 President. The President shall be the chief executive officer of the Company. Under the direction of the Management Board, he shall supervise and direct all of the Officers and employees of the Company but may delegate in his discretion any of his powers to any Officer or such other executives as he may designate. In the absence of the Chairman, the President may, in the discretion of the Management Board, perform the duties of the Chairman. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Management Board to some other Officer or agent of the Company. The President of the Company, if any, is designated as the Tax Matters member pursuant to
Section 6231(a)(7) of the Code and, to the extent authorized or permitted under applicable law, the President is authorized and required to represent the Company and each member in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs connected therewith. Each Member agrees to cooperate with the President and to do or refrain from doing any and all such things reasonably required by the President to conduct such proceedings.


        12.4 Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Company and shall perform the duties and have the powers as the President and the Management Board may from time to time prescribe.

        12.5 Vice President. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Management Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Management Board may from time to time prescribe.

        12.6 Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Management Board and all meetings of the Members and record all the proceedings of such meetings of the Company and the Management Board in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Management Board, and shall perform such other duties as may be prescribed by the Management Board or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Company, if any, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Management Board may give general authority to any other Officer to affix the seal of the Company, if any, and to attest the affixing by his signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Management Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Management Board may from time to time prescribe.

        12.7 Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Management Board. He shall disburse the funds of the Company as may be ordered by the Management Board, taking proper vouchers for such disbursements, and shall render to the President and the Management Board at its regular meetings or when the Management Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Management Board, he shall give the Company a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Management Board for the faithful performance of the duties of his office and for the restoration to the Company in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Management Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Management Board may from time to time prescribe.

     13. Interests Acquired for Investment: Transfers of Interests in Company.

         13.1  Representations of Members.

                 13.1.1 Each Member hereby represents and warrants to the Company for himself and only for himself that (a) his acquisition of Interests is made as principal for his own account for investment purposes only and not with a view to the resale or distribution of such Interest;
     (b) he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Interest; (c) he is able to bear the economic risk of losing his entire investment in the Interest; (d) he acknowledges that all material documents, records and books pertaining to this investment have, on request, been made available to him. In addition to the requirements of this Agreement, no distribution of such Interest will be made unless the Interest is registered under the Securities Act of 1933, as amended, and any applicable securities laws of any state or other jurisdiction or an exemption therefrom is available.

                 13.1.2 Each Member agrees that he will not sell, assign, or otherwise transfer his Interests, or any portion thereof, to any Person who does not similarly represent and warrant and similarly agree not to sell, assign, or transfer such Interests, or portion thereof, to any Person who does not similarly represent and warrant and agree.

        13.2  Transfer of Company Interest.

                 13.2.1 The prior written consent of the Members and, if applicable under the SBIC Act, the SBA shall be required for the transfer, sale, pledge, assignment or other disposition of any Member's Interest in the Company, except:

                        (i) By transfer to a trust, profit sharing plan or other entity controlled by and for the benefit of the Member;

                        (ii) To a corporation controlling, controlled by, or under common control with the transferor.

provided in each instance: (a) the proposed transferee is a sophisticated investor with such knowledge and experience in business and financial matters as will enable it to evaluate the merits and risks of acquiring an interest in the Company; (b) the proposed transferee makes all the representations it would have made if it had been one of the original Members including those set forth in any subscription agreement; (c) the proposed transferee assumes all the obligations of the original Member; (d) the Management Board has no reasonable belief that admitting the proposed transferee as a Member would be harmful to the Company or any Member; and (e) the proposed transfer would not, in the opinion of the Company's counsel, create a material risk of subjecting the Company or any Member to any governmental regulation or require any registration which the Members believe to be significant.

     13.2.2 No transfer or other disposition of a Member's Interest pursuant to
Section 13.2.1 shall be permitted until the proposed transferee has agreed to be bound by all of the provisions of this Agreement and until the Company shall have received an opinion of counsel satisfactory to the Management Board (or waived such requirement) that the effect of such transfer of disposition would not (i) violate the Securities Act; (ii) require the Company to register as an investment company under the Investment Company Act; (iii) require the Management Board or any entity providing management services to the Company or the Company to register as an investment adviser under the Investment Adviser's Act of 1940; (iv) result in the termination of the Company for tax purposes;
(v) result in the treatment of the Company as an association taxable as a corporation; (vi) cause the assets of the Company to be treated as assets of an employee benefit plan under regulations adopted pursuant to ERISA; or (vii) violate the SBIC Act. The Member transferring its Interest shall bear all reasonable costs of the Company in effecting such transfer.

     13.3  Substituted Members.  Notwithstanding a transfer pursuant to
Section 13.2, no transferee shall become a substituted Member within the meaning of the Act unless a Majority in Interest of the other Members and, if applicable under the SBIC Act, the SBA expressly and in writing consent to the substitution, and such transferee:

           13.3.1 elects to become a substituted Member by delivering a written notice of such election to the Company;

           13.3.2 executes and acknowledges such other instruments as the Members may deem necessary or advisable to effect the such person as a substituted Member, including without limitation the written acceptance and adoption by such person of the provisions of this Agreement; and

           13.3.3 pays a reasonable transfer fee to the Company which is sufficient to cover all reasonable expenses connected with the admission of such person as a substituted Member within the meaning of the Act; and if all steps shall be taken which, in the opinion of the

Members, are reasonably necessary to admit such person under the Act and this Agreement as a substituted Member, then such person shall thereupon become a substituted Member within the meaning of the Act.

     14. Tax Election. Upon the transfer of an Interest in the Company, the Company may elect, pursuant to Section 754 of the Code, to adjust the basis of the Company property as allowed by Section 734(b) and 743(b) of the Code. Any election so made will be filed with the Company's tax return for the first taxable year to which the election applies or otherwise in accordance with Treasury Regulations.

     15.  Termination of the Company.

            15.1 Dissolution. The Company shall be dissolved upon the first to occur of the following: (a) as provided in Section 5; (b) the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event (other than as provided in Section 13) which terminates the continued membership of a Member in the Company pursuant to this Agreement or the Act (referred to herein as a "Dissolution Event"); or (c) a Majority in Interest of the Members elect to dissolve the Company following repayment of all sums payable with respect to SBA leverage or otherwise payable to SBA.

            15.2 Withdrawal, Dissolution or Bankruptcy of a Member. Notwithstanding the occurrence of a Dissolution Event, the Company shall not be dissolved if within ninety (90) days after the occurrence of a Dissolution Event, a Majority in Interest of the remaining Members agree in writing to continue the business of the Company. In the event that the Members so agree to continue the Company, the interest of the former Member shall be terminated in accordance with Section 15.7.

            15.3 Winding Up of the Company. Upon a dissolution of the Company, the Management Board or, in the absence of a Management Board, an individual or a committee (the "Liquidation Committee") chosen by a Majority in Interest of the Members shall take full account of the Company's assets and liabilities, and shall determine which assets shall be distributed in kind and which assets shall be liquidated, which liquidation shall be carried out as promptly as is consistent with obtaining the fair value thereof. In connection with such determination, the value of those Portfolio Securities which are not to be liquidated may, in the discretion of the Liquidation Committee, be determined by the Liquidation Committee. Thereupon, such assets of the Company or the proceeds therefrom, if the Liquidation Committee elects to liquidate the same, to the extent sufficient therefor, shall be applied and distributed in the following order:

                  15.3.1 To the discharge of all the Company's debts and liabilities to creditors including but not limited to SBA, including Members who are creditors, to the extent otherwise permitted by law, (whether by payment or the making of reasonable provision for payment thereof);

                  15.3.2 The balance of such assets or proceeds shall be distributed among the Members in accordance with their respective positive Capital Account balances.

     15.4 Liquidation Committee; Payment of Claims. In connection with the discharge of debts and liabilities provided for in Section 15.3, the Liquidation Committee shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Company and all claims and obligations which are known to the Company but for which the identity of the claimant is unknown. If there are sufficient assets, such claims and obligations shall be paid in full and any such provision for payment made shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. The members of the Liquidating Committee shall not be personally liable to any claimants of the Company by reason of such Person's actions in winding up the Company in accordance with the foregoing provisions.

     15.5  Liquidation Distributions.  Distributions pursuant to Section
15.3.2 may be distributed to a trust established for the benefit of the Members for the purposes of liquidating the Company's assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidation Committee, as applicable, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement.

     15.6 Allocation of Net Income or Net Loss Upon Dissolution. Net Income or Net Loss realized upon the liquidation of the Company shall be allocated to the Capital Accounts of the Members in accordance with Section 8.1.

     15.7 Liquidation of a Member's Interest Upon Election of Members to Continue the Company. If, upon occurrence of the withdrawal, dissolution or bankruptcy of a Member, the Company continues, the assets of the Company shall be valued in accordance with Section 17 as of the date of the withdrawal, dissolution or bankruptcy. The Net Income or Net Loss will be determined as if all assets had been sold at their fair market value as of the applicable date, and the aggregate amount of the terminating Member's Capital Account as of such date reduced by the sum of (a) any Net Loss to the Members remaining and not previously restored shall be determined, and (b) if the withdrawal is either voluntary or due to bankruptcy or dissolution, the value of any unpaid Capital Commitment of the Member. The terminating Member's interest in the Company, including its then existing Capital Account, shall be treated as a right to share in its proportionate share of allocations and distributions based upon its revalued interest when, as and if such allocations and distributions are made.

     16. Books of Account; Annual Meeting; Accounting and Reports; Valuation and Banking.

     16.1  Accounting and Records.

             16.1.1 Proper and complete records and books of account of the business of the Company shall be maintained at the Company's principal place of business. Each Member and his duly authorized representatives may examine the Company's books of account, records, reports and other papers of the Company that are not legally required to be kept confidential or secret, make copies and extracts therefrom, and discuss the affairs, finances and accounts of the Company with the independent public accountants of the Company (and by this provision the Company authorizes said accountants to discuss with each of the Members the finances and affairs of the Company), all at such reasonable times and as often as may be reasonably requested.

             16.1.2 The books and records of the Company shall be kept in accordance with generally accepted accounting principles. The books and records of the Company shall be maintained for a period of three (3) years following the termination of this Agreement.

     16.2 Annual Reporting. Within ninety (90) days after the end of each Fiscal Year, the Company shall deliver to each Member an annual report containing the following:

             16.2.1 financial statements of the Company, including without limitation, a balance sheet of the Company, a statement of Net Income or Net Loss, a statement of cash flow, and a statement of changes in the Members' aggregate capital for such Fiscal Year (all prepared in accordance with federal income tax principles), together with a supplementary schedule to the financial statements, showing in reasonable detail the Capital Account of each Member as of the beginning and as of the end of such Fiscal Year, and showing the major components of the changes in the Capital Account of each Member during such Fiscal Year, which financial statements and financial statement schedules shall be prepared in accordance with generally accepted accounting principles by certified public accountants; and

             16.2.2 a separate report describing any material litigation with respect to the Company and any material developments with respect to that litigation.

     16.3 Records and Inspection. The Company shall keep, at its principal office, the Company's books and records, including (a) a current list of the full name and last known business or residence address of each Member set forth in alphabetical order together with the contribution and the share in profits and losses of each Member, (b) a copy of the Certificate of Formation and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed, (c) copies of the Company's federal, state and local income tax or information returns and reports, if any, for the six (6) most recent years, (d) copies of the original of this Agreement and any amendments thereto, (e) financial statements of the Company for the six (6) most recent Fiscal Years and (f) the Company's books and records for at least the current and past three (3) Fiscal Years. Each Member has the right, upon reasonable notice, to inspect and copy during normal business hours any such Company records.

        16.4 Income Tax Information. The Company shall provide to each Member within ninety (90) days after the end of each Fiscal Year (a) the information necessary for the Member to complete its Federal and state income tax returns, and (b) if requested by a Member, a copy of the Company's federal, state and local income tax or information returns for the year. The Members shall cause to have prepared and filed all required income tax returns for the Company.

        16.5 Other Reports. Within sixty (60) days after the end of each of the first three (3) quarters of each Fiscal Year, the Company shall deliver to each Member unaudited financial statements for such period comparable to the unaudited financial statements to be supplied to the Members annually.

        16.6 Banking and Portfolio Securities. All funds of the Company shall be deposited in such separate bank account or accounts as shall be determined by the Management Board, which funds shall be maintained separately from other bank accounts of the Members. All withdrawals therefrom shall be made upon checks signed by any person authorized to do so by the Management Board. All Portfolio Securities of the Company shall be held by the Company separately from other securities held by Members for their own account or the account of others. All Portfolio Securities of the Company shall be held by the Management Board or the Company in safekeeping at Firstar Bank Iowa N.A. pursuant to a written agreement establishing the procedures for handling of Portfolio Securities, which agreement has been approved by the Management Board.

    17. Valuation of Portfolio Securities.

        17.1 Valuation of Securities. Subject to the specific standards set forth below, wherever valuation of Company assets or net assets is required by this Agreement or the SBIC Act, the Management Board shall determine the fair market value thereof. In determining the value of the Interest of any Member in the Company, or in any accounting among the Members or any of them, no value shall be placed on the goodwill or name of the Company. No tax reserves shall be set up for unrealized gains or profits unless the tax obligations of the Company are established by law. Subject to the SBIC Act, the Management Board has sole responsibility for determining the value of the Securities held by the Company. The written guidelines for determining the value of the Securities held by the Company are set forth in Exhibit C. To the extent that the SBIC Act requires any asset held by the Company to be valued other than as provided by this Agreement, the Management Board shall value such asset in such manner as it determines to be consistent with the SBIC Act.

    18. Amendment.

        18.1 General Amendments. Except as otherwise specifically set forth in this Agreement, this Agreement may, subject to the SBIC Act, be amended, modified, discharged or terminated in whole or in part only by the written consent of the Management Board and a Majority in Interest of the Members; provided, that any modification or amendment of this

Agreement that would (i) increase or decrease a Member's Capital Commitment,
(ii) increase the liability of the Members, or (iii) materially adversely affect the rights of the Members under this Agreement shall require the consent of the Management Board and each Member and further, that no such modification or amendment shall be valid unless contained in a written instrument executed by the party against whom or with respect to whom such modification or amendment is to be enforced.

        18.2 Regulatory Amendments. Notwithstanding anything in this Agreement to the contrary, upon the request of any Member, the Management Board may, in its discretion, but subject to SBA approval to the extent required by the SBIC Act, (if the Company is licensed as an SBIC) effect such amendments to this Agreement and the Certificate of Formation without the consent of any Member, (i) as shall be needed in order to permit the requesting Member to remain in compliance with the provisions of ERISA, the Federal Deposit Insurance Act, as amended, the National Bank Act, as amended, the Bank Holding Company Act of 1956, as amended (the Holding Company Act), Title 29, Section 1002(3) of the United States Code and any similar laws or regulations, including state laws and regulations, thereunder (Governmental Plan Regulations), applicable to such Member, as in effect now or at any time during the term of this Agreement with respect to the investment of such Member in the Company; provided, however, that in the event the Management Board considers the amendments to be onerous for the Company, the Management Board need not effect the amendments or (ii) to preclude the assets of the Company from being considered to be plan assets for purposes of Section 3 of ERISA and regulations thereunder and Section 4975 of the Code. In the event the Management Board does not effect the amendments after a request to do so by a Member and such Member delivers to the Management Board an opinion of counsel (including an attorney general's opinion or an opinion from a regulatory authority) to the effect that the Member must withdraw from the Company in order for such Member to be in compliance with ERISA, the Holding Company Act, the Federal Deposit Insurance Act, as amended, the National Bank Act, as amended, or the Governmental Plan Regulations unless the amendments are effected, or in the event that the Management Board effects the Amendments and the Member delivers to the Management Board such an opinion of counsel to the effect that after the amendments the Member must withdraw from the Company in order for such Member to be in compliance with ERISA, the Holding Company Act, the Federal Deposit Insurance Act, as amended, the National Bank Act, as amended, or the Governmental Plan Regulations, then the Management Board, subject to SBA approval to the extent required by the SBIC Act, shall either (i) effect such amendments as would enable such Member to be in compliance with ERISA, the Holding Company Act, the Federal Deposit Insurance Act, as amended, the National Bank Act, as amended, or the Governmental Plan Regulations without withdrawing from the Company; or (ii) to the extent permissible under applicable securities laws cause the Company to distribute to such Member its pro rata share of assets of the Company, including cash and cash equivalents, or (iii) cause the Company to repurchase the Company Interest owned by such Member at a price equal to such Member's pro rata share of the net asset value of the Company payable to such Member upon termination of the Company, or as soon as practicable after the election by the Management Board to repurchase the Company Interest, payment therefor to be made by a promissory note of the Company which shall be payable to such Member upon the earlier of termination of the

Company or eight (8) years from the date of the Note and which shall bear interest at a rate per annum equal to the rate that the Wall Street Journal publishes from time to time as the prime rate for unsecured commercial loans during the term of the Note or such lesser rate of interest as is equal to the maximum rate of interest permissible, or (iv) dissolve the Company. Any opinion delivered to the Management Board pursuant to this Section 18 must be acceptable to the Management Board (which acceptance shall not be unreasonably withheld).

     19.  Miscellaneous.

            19.1 Indemnification. Indemnification shall be available as provided in Annex LLC-OP.

            19.2 Section Headings. Section and other headings contained in the Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provisions hereof.

            19.3 Severability. Each provision of the Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reasons whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

            19.4 Right to Rely upon the Authority of Officers. No person dealing with any Officer shall be required to determine such Officer's authority to make any commitment or undertaking on behalf of the Company, nor to determine any fact or circumstance bearing upon the existence of such authority.

            19.5 Governing Law. Delaware law shall govern the validity of the Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without giving effect to its conflicts of law provisions.

            19.6 Counterpart Execution; Jurisdiction. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement. Any action to enforce, arising out of, or relating in any way to this Agreement may be brought and prosecuted in any Federal or state court or courts located in the State of Delaware, and each Member (a) consents to the jurisdiction of any such state court located in New Castle County or any such Federal court located in that county and to service of process by registered or certified mail, return receipt requested, or by any other matter provided by law, and (b) agrees not to object to venue of any such court.

            19.7. Parties in Interest. Subject to the provisions contained in Sections 13.2 and 13.3 hereof, each and every covenant, term, provision and agreement herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

             19.8 Amendments to Admit Members. In the case of an amendment to admit a Member, the writing to amend this Agreement may be signed by the Officer designated by the Management Board and the member to be admitted, and where applicable, by the assigning Member. No other signatures shall be required if appropriate consent has been obtained in accordance with this Agreement.

             19.9 Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth or provided for in this Agreement.

             19.10 Description of Company. The terms of this Agreement supersede any description of the Company appearing in any other document, including any offering documents.

             19.11 Waiver of Right to Court Decree of Dissolution. Each Member agrees that he shall not (i) dissolve or cause the dissolution of the Company, whether by court action or otherwise, except under the circumstances specified in this Agreement, or (ii) cause a partition of any of the Company's property, whether by court action or otherwise, it being agreed that any such action would cause a substantial hardship to the Company and would be in breach and contravention of this Agreement.

             19.12 Pronouns. Where the context so indicates, all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification of the person, firm, entity, member or corporation may require, and the present tense shall include the future and the future tense the present.

     IN WITNESS WHEREOF, this Limited Liability Company Agreement has been executed as of the date first set forth above.


                                             BERTHEL SBIC, LLC


                                             By: /s/ James D. Thorp
                                                 -----------------------

                                             Its: President
                                                  ----------------------

                                             BERTHEL GROWTH & INCOME
                                             TRUST I


                                             By: /s/ James D. Thorp
                                                 -----------------------

                                             Its: President of Berthel Fisher
                                                  ---------------------------
                                                  & Company Planning, Inc.;
                                                  The Berthel Growth & Income
                                                  Trust I's advisor

                          EXHIBIT A - ANNEX LLC-GDP

                   SBA Annex LLC-GDP Version 1.1 June 1, 1997

________________________________________________________________________________









           _________________________________________________________


                               SBA ANNEX LLC-GDP
                                  VERSION 1.1

                    GENERAL AND DEBENTURE RELATED PROVISIONS


           _________________________________________________________



                      SBA ANNEX OF GENERAL PROVISIONS FOR
                     A LIMITED LIABILITY COMPANY AGREEMENT
                         FOR A SECTION 301(C) LICENSEE
                  WITHOUT LEVERAGE OR ONLY ISSUING DEBENTURES

                              SBA Annex LLC-GDP

                             TABLE OF CONTENTS


                                                                           Page


ARTICLE I

     General Provisions                                                      1
     1.1.  Definitions                                                       1
     1.2.  Conflict With the SBIC Act                                        2
     1.3.  Conflict With Other Provisions of the Agreement                   2
     1.4.  Effective Date of Incorporated SBIC Act Provisions                3

ARTICLE II                                                                   3

     Powers                                                                  3

ARTICLE III

     Management                                                              4
     3.1.  Authority of Management Board                                     4
     3.2.  Valuation of Assets                                               4

ARTICLE IV

     Small Business Investment Company Matters                               4
     4.1.  Provisions Required by the SBIC Act for Issuers of Debentures     4
     4.2.  SBA as Third Party Beneficiary                                    5
     4.3.  Representations of Members                                        5
     4.4.  Notices With Respect to Representations by Members                6

ARTICLE V

     Members' Commitments                                                    6
     5.1.  Conditions to the Commitments of the Members                      6
     5.2.  Failure to Make Required Capital Contributions                    7
     5.3.  Termination of the Obligation to Contribute Capital               8
     5.4.  Withdrawal by ERISA Regulated Pension Plans                       8
     5.5.  Withdrawal by Government Plans Complying with State and Local Law 8
     5.6.  Withdrawal by Government Plans Complying with ERISA               9
     5.7.  Withdrawal by Tax Exempt Members                                  9
     5.8.  Withdrawal by Registered Investment Companies                     9

     5.9.  Notice and Opinion of Counsel                                9

ARTICLE  VI

     Dissolution                                                       10

ARTICLE VII

     Audit and Report                                                  10

ARTICLE VIII

     Miscellaneous                                                     11
     8.1.  Assignability                                               11
     8.2.  Amendments                                                  11

                               SBA ANNEX LLC-GDP

                                  ARTICLE I

                             GENERAL PROVISIONS


     1.1 DEFINITIONS. For the purposes of this Annex, the following terms shall have the following meanings:

     "Act" shall mean the state statute under which the LLC is organized.

     "Agreement" shall mean the limited liability company agreement of the LLC to which this Annex is attached and incorporated as a provision thereof. References to the Agreement shall be deemed to include all provisions incorporated in the Agreement by reference.

     "Assets" shall mean and include common and preferred stock (including warrants, rights and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, and other properties or interests commonly regarded as securities, and in addition, interests in real property, whether improved or unimproved, and interests in personal property of all kinds, tangible or intangible, choses in action, and cash, bank deposits and so-called "money market instruments".

     "Code" shall mean the Internal Revenue Code of 1986, and the regulations and interpretations thereof promulgated by the Internal Revenue Service, as amended and supplemented from time to time.

     "Commitments" shall mean the capital contributions to the LLC which the Members have made or are obligated to make to the LLC. The amounts and terms of the Commitments of the Private Members shall be as defined in the Agreement.

     "Debentures" shall have the meaning set forth in the SBIC Act.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations and interpretations thereof promulgated by the Department of Labor.

     "Institutional Investor" shall have the meaning set forth in the SBIC Act.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the regulations and interpretations thereof promulgated by the Securities and Exchange Commission.

     "Leverage" shall have the meaning set forth in the SBIC Act.

     "Outstanding Leverage" shall mean the total amount of outstanding Debentures and other securities issued by the LLC which qualify as Leverage and have not been repaid for purposes of and as provided in the SBIC Act.

     "Management Board" shall mean the Management Board, if any, specified in the Agreement; or if no Management Board is providedin the Agreement, the "Managers".

     "Manager" shall mean the Manager, if any, specified in the Agreement.

     "Members" shall mean the members of the LLC.

     "LLC" shall mean the limited liability company established by the Agreement.

     "Officers" shall mean the Officers, if any, specified in the Agreement.

     "Qualified Nonprivate Funds" shall have the meaning set forth in the SBIC Act.

     "Regulatory Capital" shall have the meaning set forth in the SBIC Act.

     "SBA" shall mean the United States Small Business Administration.

     "SBA Annex LLC-PS" shall mean the version of such Annex, if any, which is attached to and incorporated as a part of the Agreement.

     "SBIC Act" shall mean the Small Business Investment Act of 1958, as amended, and the rules and regulations promulgated thereunder by the SBA, as in effect from time to time.

     1.2 CONFLICT WITH THE SBIC ACT. The provisions of this Annex and the Agreement shall be interpreted to the fullest extent possible in a manner consistent with the SBIC Act. In the event of any conflict between any provision of the Agreement and the provisions of the SBIC Act (including, without limitation, any conflict with respect to the rights of the SBA hereunder), the provisions of the SBIC Act shall control.

     1.3 CONFLICT WITH OTHER PROVISIONS OF THE AGREEMENT. (a) The provisions of the Agreement shall be interpreted to the fullest extent possible in a manner consistent with the provisions of this Annex. In the event of any conflict between any provision of this Annex and any other provision of the Agreement, the provisions of this Annex shall control.

     (b) If this Annex and SBA Annex LLC-PS are both incorporated in the Agreement, in the event of any conflict between the provisions of this Annex and SBA Annex LLC-PS, the provisions of SBA Annex LLC-PS shall control.

     1.4 EFFECTIVE DATE OF INCORPORATED SBIC ACT PROVISIONS.  (a)  Subject to
Section 1.4(b), any section of this Annex relating to Debentures issued by the LLC which incorporates or refers to a provision of the SBIC Act (including, without limitation, 13 C.F.R. Section Section 107.1830 - 107.1850), shall, with respect to the rights of the SBA (or any other holder of any such Debenture) under any such section as to each Debenture, be deemed to refer to such SBIC Act provision as in effect on the date on which such Debenture was purchased from the LLC.

     (b) Notwithstanding Section 1.4(a), the provisions of 13 C.F.R. Section 107.1810(i) incorporated by reference in Section 4.1 shall be deemed to be such provisions as in effect on the date of the first purchase of a Debenture from the LLC after April 25, 1994. If 13 C.F.R. Section 107.1810(i) is amended subsequent to the date such section is incorporated in the Agreement pursuant to this Section 1.4(b), then unless the SBA shall otherwise give its written consent, before the LLC may issue additional Leverage, this Section 1.4(b) must be amended to incorporate the version of 13 C.F.R. Section 107.1810(i) then in effect.

     (c) This Section 1.4 applies to the rights of the SBA in its capacity as a holder or guarantor of Debentures. This Section 1.4 shall not be construed to apply to the provisions of the SBIC Act which relate to the regulatory authority of SBA under the SBIC Act over the LLC as a licensed small business investment company. References to the provisions of the SBIC Act relating to the SBA's regulatory authority shall mean such provisions as in effect from time to time.

     1.5 INCORPORATION OF THIS ANNEX INTO THE AGREEMENT. The Agreement shall contain the following provision evidencing the incorporation of this Annex:

             "The provisions of SBA Annex LLC-GDP attached to this Agreement are incorporated in this Agreement with the same force and effect as if fully set forth herein."


                                 ARITCLE II

                             PURPOSE AND POWERS

             The LLC is being organized solely for the purpose of operating as a small business investment company under the SBIC Act and conducting the activities described under Title III of the SBIC Act, and shall have the powers, responsibilities, and be subject to the limitations, provided in the SBIC Act.


                                 ARTICLE III

                                 MANAGEMENT

     3.1 AUTHORITY OF MANAGEMENT BOARD. (a) The management and operation of the LLC and the formulation of investment policy shall be vested exclusively in the Management Board.

     (b) So long as it remains the Manager of the LLC, the Management Board shall comply with the requirements of the SBIC Act, including without limitation, 13 C.F.R. Section Section 107.160(a) and (b).

     3.2 VALUATION OF ASSETS. (a) The LLC shall adopt written guidelines for determining the value of its Assets. Assets held by the LLC shall be valued by the Management Board in a manner consistent with such guidelines and the SBIC Act.

     (b) To the extent that the SBIC Act requires any Asset held by the LLC to be valued other than as provided in the Agreement, the Management Board shall value such Asset in such manner as it determines to be consistent with the SBIC Act.

     (c) Assets held by the LLC shall be valued not less often than annually (or more often, as the SBA may require), and shall be valued not less often than semi-annually (or more often, as the SBA may require) at any time that the LLC has Outstanding Leverage.(1)


                                 ARTICLE IV

                  SMALL BUSINESS INVESTMENT COMPANY MATTERS

     4.1 PROVISIONS REQUIRED BY THE SBIC ACT FOR ISSUERS OF DEBENTURES.(2) (a) The provisions of 13 C.F.R. Section 107.1810(i) are hereby incorporated by reference in this Annex as if fully set forth herein.

     (b) The LLC and the Members hereby consent to the exercise by the SBA of all of the rights of the SBA under 13 C.F.R. Section 107.1810(i), and agree to take all actions which the SBA may require in accordance with 13 C.F.R. Section
107.1810(i).   For purposes of 13 C.F.R. Section  107.1810(i), the LLC shall be deemed to be a corporation; members of the Management Board and Managers, if any, shall be considered to be directors; and officers shall be considered to be officers.

     (c) This Section 4.1 shall be in effect at any time that the LLC has outstanding Debentures and shall not be in effect at any time that the LLC does not have any outstanding Debentures.



-----------------------
     (1) See 13 C.F.R. Section 107.503(d), which requires valuation of assets on a semi-annual basis if there is outstanding Leverage.

     (2) This Section incorporates regulations relating to the special rights of the SBA when the LLC has outstanding Debentures.

     (d) Nothing in this Section 4.1 shall be construed to limit the ability or authority of the SBA to exercise its regulatory authority over the LLC as a licensed small business investment company under the SBIC Act.

     4.2 SBA AS THIRD PARTY BENEFICIARY. The SBA shall be deemed an express third party beneficiary of the provisions of the Agreement (including, without limitation, this Annex) to the extent of the rights of the SBA thereunder and under the Act, and the SBA shall be entitled to enforce such provisions (including, without limitation, those provisions setting forth the obligations of each Member to make capital contributions) for the benefit of the holders of Debentures and for its benefit, as if the SBA were a party thereto.

     4.3 REPRESENTATIONS OF MEMBERS. (a) Each Member represents to the LLC and the SBA that it is an Institutional Investor with respect to the LLC; provided, however, that in lieu of making this representation, any Member may provide the LLC with a separate written representation describing its status under the definition of an Institutional Investor.(3)

     (b) Each Member represents to the LLC and the SBA that its Commitment qualifies as Private Capital, and none of its Commitment constitutes Qualified Nonprivate Funds whose source is Federal funds; provided, however, that in lieu of making this representation any Member may provide the LLC with a separate written representation stating the amount of its Commitment which qualifies as Private Capital and the amount of its Commitment which constitutes Qualified Nonprivate Funds whose source is Federal funds.(4)

     (c) Each Member represents to the LLC and the SBA that (i) its net worth or (in the case of any employee benefit plan, pension plan or government plan as defined under ERISA) net assets available for benefits equals or exceeds $10 million (exclusive, in the case of any individual, of the value of any equity in such individual's most valuable residence), (ii) its Commitment to the LLC represents less than ten percent (10%) of such Member's net worth or (in the case of any employee benefit plan, pension plan or government plan as defined under ERISA) net assets available for benefits, and (iii) if such Member is a natural person, such person is a permanent resident of the United States; provided, however, that in lieu of making this representation any Member may provide the LLC with a separate written representation stating the amount of its net worth (exclusive, in the case of any individual, of the value of any equity in such individual's most valuable residence) or net assets available for benefits (in the case of any such employee benefit plan, pension plan or government plan), the percentage of such net worth



------------------------

     (3)  See the definition of "Institutional Investor" at 13 C.F.R.
          Section  107.50.

     (4) See the definitions of "Regulatory Capital", "Qualified Nonprivate Funds" and "Leverageable Capital" at 13 C.F.R. Section 107.50.

or net assets available for benefits represented by such Member's Commitment to the LLC and the country (if other than the United States) in which such Member is a permanent resident.(5)

     (d) Each Member which directly or indirectly owns or controls a Member's interest which constitutes ten percent (10%) or more of the LLC capital (as such term is used in the SBIC Act), represents to the LLC and the SBA that its Commitment to the LLC does not (i) constitute thirty-three percent (33%) or more of the LLC capital or (ii) exceed five percent (5%) of such Member's net worth or net assets available for benefits (in the case of any employee benefit plan, pension plan or government plan); provided, however, that in lieu of making this representation any Member may provide the LLC with a separate written representation stating the percentage of the LLC capital which the Member's interest directly or indirectly owned or controlled by it constitutes, and the percentage of its net worth represented by such Member's interest.(6)

     (e) Each Member represents to the LLC and the SBA that such Member has full power and authority to execute and deliver the Agreement and to act as a Member thereunder; the Agreement has been authorized by all necessary actions by it; the Agreement has been duly executed and delivered by it; and the Agreement is a legal, valid and binding obligation of it, enforceable against it according to its terms.

     4.4 NOTICES WITH RESPECT TO REPRESENTATIONS BY MEMBERS. (a) In the event that the representation made by a Member in Section 4.3(a), (b), (c) or (d) shall cease to be true (including any separate written representation previously provided by such Member to the LLC as provided in such Sections), then such Member shall promptly provide the LLC with a correct separate written representation as provided in each such Section.

     (b) The LLC shall give the SBA prompt written notice of any notice received from any Member pursuant to Section 4.4(a) with respect to the representations of such Member.


                                  ARTICLE V

                             MEMBERS' COMMITMENT

     5.1 CONDITIONS TO THE COMMITMENTS OF THE MEMBERS. (a) Notwithstanding any provision in the Agreement to the contrary, the Members shall be obligated to contribute any amount of their respective Commitments, not previously contributed to the LLC, upon the earlier of (i) the completion of the liquidation of the LLC or (ii) one year from the commencement of such liquidation if and to the extent that the other Assets of the LLC have not been sufficient to permit at such time the redemption of all Outstanding Leverage, the payment of all amounts due


----------------------

     (5) See the definitions of "Private Capital" and "Regulatory Capital" at 13 C.F.R. Section 107.50.

     (6)  See the definition of "Associate" at 13 C.F.R. Section  107.50.

with respect to the Outstanding Leverage as provided in the SBIC Act, and the payment of all other amounts owed by the LLC to the SBA.

     (b) Notwithstanding any provision in the Agreement to the contrary (except as expressly provided in this Section 5.1(b)), in the event that the LLC is subject to restricted operations (as such term is used in the SBIC Act) and prior to the liquidation of the LLC the SBA requires the Members to contribute any amount of their respective Commitments not previously contributed to the LLC, the obligation to make such contributions shall not be subject to any conditions set forth in the Agreement other than limitations on the amount of capital which a Member is obligated to contribute (i) within any specified time period or (ii) prior to any specified date.

     (c) The provisions of this Section 5.1 shall not apply to the Commitment of any Member whose obligation to make capital contributions has been terminated or who has withdrawn from the LLC pursuant to a provision of this
Article V or any agreement, release, settlement or action under any provision of the Agreement which has been taken with the consent of the SBA as provided in Section 5.2. No Member shall have any right to delay, reduce or offset any capital contribution obligation to the LLC called under this Section 5.1 by reason of any counterclaim or right to offset by such Member or the LLC against SBA.

     5.2 FAILURE TO MAKE REQUIRED CAPITAL CONTRIBUTIONS. (a) The LLC shall be entitled to enforce the obligations of each Member to make the contributions to capital specified in the Agreement, and the LLC shall have all rights and remedies available at law or equity in the event any such contribution is not so made.(7)

     (b) The LLC shall give the SBA prompt written notice of any default by a Member in making any capital contribution to the LLC required under the Agreement which continues beyond any applicable grace period specified in the Agreement.

     (c) The LLC shall not enter into any agreement (whether oral or written), release or settlement with any Member or take any action under any provision of the Agreement, which defers, reduces, or terminates the obligations of any such Member to make contributions to the capital of the LLC, or commence any legal proceeding or arbitration, which seeks any such deferral, reduction or termination of such obligation, and no such agreement, release, settlement or action taken under any provision of the Agreement shall be effective with respect to the LLC or any such Member, without the prior written (except as provided in Section 5.2(d)) consent of the SBA.

     (d) If the LLC has given the SBA thirty (30) days prior written notice of any proposed legal proceeding, arbitration or other action under the provisions of the Agreement with respect to any default by a Member in making any capital contribution to the LLC required under the Agreement and for which SBA consent is required as provided in Section 5.2(c), and the LLC


-------------------

     (7)  See also the rights of the SBA as a third party beneficiary under
          Section 4.2.

shall not have received written notice from the SBA that it objects to such proposed action within such thirty (30) day period, then SBA shall be deemed to have consented to such proposed LLC action.

     (e) Section 5.2(c) shall be in effect at any time that the LLC has Outstanding Leverage and shall not be in effect at any time the LLC has no Outstanding Leverage.

     5.3 TERMINATION OF THE OBLIGATION TO CONTRIBUTE CAPITAL. Notwithstanding any other provision of the Agreement (including, without limitation, the provisions of this Annex), any Member may elect to terminate its obligation in whole or in part to make a capital contribution required pursuant to the Agreement or upon demand by the Management Board shall no longer be entitled to make such capital contribution, in the event that such Member or the Management Board shall obtain an opinion of counsel to the effect that making such contribution would require such Member to withdraw from the LLC pursuant to Sections 5.4 through 5.8. Upon receipt by the Management Board of an opinion and notice as required under Section 5.9, unless cured within the period provided under Section 5.10, the Commitment of the Member delivering such opinion shall be deemed to be reduced by the amount of such capital contribution and the Agreement shall be deemed amended to reflect a corresponding reduction of aggregate Commitments to the LLC.

     5.4 WITHDRAWAL BY ERISA REGULATED PENSION PLANS. Notwithstanding any other provision of the Agreement (including, without limitation, the provisions of this Annex), any Member that is an "employee benefit plan" within the meaning of, and subject to the provisions of, ERISA, may elect to withdraw from the LLC in whole or in part, or upon demand by the Management Board shall withdraw from the LLC in whole or in part, if either such Member or the Management Board shall obtain an opinion of counsel to the effect that, as a result of ERISA, (i) the withdrawal of such Member from the LLC to such extent is required to enable such Member to avoid a violation of, or breach of the fiduciary duties of any person under (other than a breach of the fiduciary duties of any such person based upon the investment strategy or performance of the LLC), ERISA or any provision of the Code related to ERISA or (ii) all or any portion of the assets of the LLC (as opposed to such Member's LLC interest) constitute assets of such Member for purposes of ERISA and are subject to the provisions of ERISA to substantially the same extent as if owned directly by such Member.

     5.5 WITHDRAWAL BY GOVERNMENT PLANS COMPLYING WITH STATE AND LOCAL LAW. Notwithstanding any other provision of the Agreement (including, without limitation, the provisions of this Annex), any Member that is a "government plan" within the meaning of ERISA may elect to withdraw from the LLC in whole or in part, or upon demand by the Management Board shall withdraw from the LLC in whole or in part, if either such Member or the Management Board shall obtain an opinion of counsel to the effect that as a result of state statutes, regulations, case law, administrative interpretations or similar authority applicable to such "government plan", the withdrawal of such Member from the LLC to such extent is required to enable such Member or the LLC to avoid a violation (other than a violation based upon the investment performance of the LLC) of such applicable state law.




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

     5.6   WITHDRAWAL BY GOVERNMENT PLANS COMPLYING WITH ERISA.
Notwithstanding any other provision of the Agreement (including, without limitation, the provisions of this Annex), any Member that is a "government plan" within the meaning of ERISA may elect to withdraw from the LLC in whole or in part, if such "government plan" shall obtain an opinion of counsel to the effect that, as a result ERISA, (i) the withdrawal of such "government plan" from the LLC to such extent would be required if it were an "employee benefit plan" within the meaning of, and subject to the provisions of, ERISA, to enable such "government plan" to avoid a violation of, or breach of the fiduciary duties of any person under (other than a breach of the fiduciary duties of any such person based upon the investment strategy or performance of the LLC), ERISA or any provision of the Code related to ERISA in the manner which would be required were it an "employee benefit plan" within the meaning of, and subject to the provisions of, ERISA, or (ii) all or any portion of the assets of the LLC would constitute assets of such "government plan" for the purposes of ERISA, if such "government plan" were an "employee benefit plan" within the meaning of, and subject to the provisions of, ERISA and would be subject to the provisions of ERISA to substantially the same extent as if owned directly by such "government plan."

     5.7 WITHDRAWAL BY TAX EXEMPT MEMBERS. Notwithstanding any other provision of the Agreement (including, without limitation, the provisions of this Annex), any Member that is exempt from taxation under Section 501(a) or 501(c)(3) of the Code may elect to withdraw from the LLC in whole or in part, if such Member shall obtain an opinion of counsel to the effect that as a result of applicable statutes, regulations, case law, administrative interpretations or similar authority, the withdrawal of such Member from the LLC to such extent is required to enable such tax exempt Member to avoid loss of its tax exempt status under Section 501(a) or 501(c)(3) of the Code.

     5.8 WITHDRAWAL BY REGISTERED INVESTMENT COMPANIES. Notwithstanding any other provision of the Agreement (including, without limitation, the provisions of this Annex), any Member that is an "investment company" subject to registration under the Investment Company Act, may elect to withdraw from the LLC in whole or in part, or upon demand by the Management Board shall withdraw from the LLC in whole or in part, if either such Member or the Management Board shall obtain an opinion of counsel to the effect that, as a result of the Investment Company Act, the withdrawal of such Member from the LLC to such extent is required to enable such Member or the LLC to avoid a violation of applicable provisions of the Investment Company Act or the requirement that the LLC register as an investment company under the Investment Company Act.

     5.9 NOTICE AND OPINION OF COUNSEL. In the event of the issuance of an opinion of counsel described in Sections 5.3 through 5.8, a copy of such opinion shall be sent by the Management Board to the SBA, together with the written notice of the election of the Member to which such opinion relates to terminate its obligation to make further capital contributions with respect to its Commitment or withdraw from the LLC in whole or in part, or the written demand of the Management Board for such termination or withdrawal, as the case may be. Any counsel rendering an opinion pursuant to Sections 5.3 through 5.8 shall be subject to the approval of the Management Board and the SBA, and any such opinion shall be satisfactory in form and substance to the Management Board and the SBA.

     5.10 CURE, TERMINATION OF CAPITAL CONTRIBUTIONS AND WITHDRAWAL. Unless within ninety (90) days after the giving of written notice and satisfactory opinion of counsel, as provided in Section 5.9, the Member or the LLC eliminates the necessity for termination of the obligation of such Member to make further capital contributions or for the withdrawal of such Member from the LLC in whole or in part to the reasonable satisfaction of such Member and the Management Board, such Member shall withdraw from the LLC in whole or in part to the extent required, effective as of the end of such ninety (90) day period. Subject to the provisions of Section 5.2, in its discretion the Management Board may waive all or any part of the ninety (90) day cure period and cause such termination of capital contributions or withdrawal to be effective at an earlier date as set forth in such waiver.

     5.11 DISTRIBUTIONS ON WITHDRAWAL. Upon withdrawal pursuant to any provision of the Agreement, a Member shall have the rights to distributions set forth in the Act with respect to distributions to be made to Members upon withdrawal from a limited liability company; provided, however, that any distribution by the LLC to a Member pursuant to its withdrawal pursuant to any provision of the Agreement shall be subject to the provisions of the SBIC Act and the prior written consent of the SBA.


                                 ARTICLE VI

                                 DISSOLUTION


                The LLC shall be dissolved on the later to occur of the date of dissolution set forth in the Agreement or two years after all Outstanding Leverage shall have matured. The Agreement may provide that the Management Board and the Members may elect to dissolve the LLC at any time after ten (10) years; provided, that (i) all Outstanding Leverage has been repaid and (ii) all amounts due SBA, its agent or trustee have been paid.


                                 ARTICLE VII

                              AUDIT AND REPORT

                The LLC shall maintain books and records in accordance with Treasury Regulation Section 1.704 - 1(b), the provisions of the SBIC Act regarding financial accounts and reporting and generally accepted accounting principles (except as otherwise provided herein), and the financial statements of the LLC shall be audited and certified as of the end of each fiscal year by a firm of independent certified public accountants selected by the LLC.




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


                                ARTICLE VIII

                                MISCELLANEOUS


     8.1 ASSIGNABILITY. (a) The Management Board may not assign, pledge or otherwise grant a security interest in its interest in the LLC or in this Agreement, except with the prior written consent of the SBA.

     (b) No transfer of any interest in the LLC shall be allowed if the actions to be taken in connection with such transfer would (i) result in any violation of the SBIC Act8; or (ii) result in a violation of any law, rule or regulation by the LLC.

     8.2 AMENDMENTS. Any amendment of the Agreement which would affect this Annex or the rights, obligations or liabilities of the SBA shall require the prior written consent of the SBA.














------------------

     (8)See 13 C.F.R. Section 107.400 which requires SBA approval for any transfer which would result in any person owning more than a specified percentage of any class of capital.

                          EXHIBIT B - ANNEX LLC-OP

                   SBA Annex LLC-OP, Version 1.1 June 1, 1997










      ___________________________________________________________________



                                SBA ANNEX LLC-OP
                                  VERSION 1.1

                          ANNEX OF OPTIONAL PROVISIONS




           _________________________________________________________




                      SBA ANNEX OF OPTIONAL PROVISIONS FOR
                     A LIMITED LIABILITY COMPANY AGREEMENT
                         FOR A SECTION 301(C) LICENSEE

                              SBA ANNEX LLC-OP


                              TABLE OF CONTENTS

                                                                        Page

ARTICLE I

       General Provisions.............................................   1
       1.1.  Definitions..............................................   1
       1.2.  Conflict with SBIC Act...................................   3
       1.3.  Conflict With Other Provisions of the Agreement..........   3
       1.4.  Deletion of Certain Provisions...........................   3
       1.5.  Incorporation of this Annex into the Agreement...........   4

ARTICLE II

       Remedies for Failure of a Private Member to Make a
       Contribution to Capital........................................   4
       2.1.  Interest on Overdue Contributions........................   4
       2.2.  Termination of Right to Make Further Capital
               Contributions..........................................   4
       2.3.  Forfeiture of Interest in the LLC........................   5
       2.4.  Withholding and Application of Distributions.............   5
       2.5.  Required Sale of Interest in the LLC.....................   5

ARTICLE III

       Small Business Investment Company Matters......................   7

ARTICLE IV

       Indemnification................................................   7
       4.1.  Standard of Care.........................................   7
       4.2.  Indemnification..........................................   8

ARTICLE V

       Amendments.....................................................  10





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


                                SBA ANNEX LLC-OP


                                  ARITCLE I

                             GENERAL PROVISIONS


     1.1  DEFINITIONS.    For the purposes of this Annex, the following terms
shall have the following meanings:

     "Affiliate" shall have the meaning set forth in the SBIC Act.

     "Agreement" shall mean the limited liability company agreement of the LLC to which this Annex is attached and incorporated as a provision thereof. References to the Agreement shall be deemed to include all provisions incorporated in the Agreement by reference.

     "Assets" shall mean and include common and preferred stock (including warrants, rights and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, and other properties or interests commonly regarded as securities, and in addition, interests in real property, whether improved or unimproved, and interests in personal property of all kinds, tangible or intangible, choses in action, and cash, bank deposits and so-called "money market instruments".

     "Assets Under Management" shall mean, as of any specified date, the value of all Assets owned by the LLC (such value to be determined as provided in the Agreement), including contributions requested and due from Members and uncalled amounts of Commitments less the amount of any liabilities of the LLC determined in accordance with generally accepted accounting principles.

     "Associate" shall have the meaning set forth in the SBIC Act.

     "Capital Account" shall mean the account of each Member that reflects its interest in the LLC determined in accordance with Article V of SBA Annex LLC-PS (if such Annex is incorporated as part of the Agreement) or as otherwise set forth in the Agreement.

     "Commitments" shall mean the capital contributions to the LLC which the Preferred Members have made and the other Members have made or are obligated to make to the LLC. The terms of the Commitments of the Preferred Members shall be as set forth in SBA Annex LLC-PS (if SBA Annex LLC-PS is incorporated in the Agreement, or if not then as otherwise set forth in the Agreement); provided, that any Commitment by a Preferred Member shall include only the amount such Preferred Member has actually contributed to the LLC, and shall not include any amount under any agreement by any such Member or SBA to provide Leverage to the LLC which has not been contributed to the LLC. The amounts and terms of the Commitments of the Private Members shall be as defined in the Agreement.

     "Control Person" shall have the meaning set forth in the SBIC Act.

     "Investment Advisor/Manager" shall have the meaning set forth in the SBIC Act.

     "Leverage" shall have the meaning set forth in the SBIC Act.

     "LLC" shall mean the LLC established by the Agreement.

     "Management Board" shall mean the Management Board, if any, specified in the Agreement; or if no Management Board is provided in the Agreement, the "Managers".

     "Manager" shall mean the Manager, if any, specified in the Agreement.

     "Members" shall mean the Private Members and the Preferred Members, if any, of the LLC.

     "Officers" shall mean the Officers, if any, specified in the Agreement.

     "Optionor" shall have the meaning set forth in Section 2.5.

     "Optionees" shall have the meaning set forth in Section 2.5.

     "Optioned LLC Interest" shall have the meaning set forth in Section 2.5.

     "Option Price" shall have the meaning set forth in Section 2.5.

     "Participating Security" shall have the meaning set forth in the SBIC Act.

     "Preferred Member" shall mean the SBA, in its capacity as a Preferred Member, or any other person holding one or more Preferred Membership Interests in the LLC.

     "Preferred Membership Interest" shall mean a preferred membership interest in the LLC which qualifies as a Participating Security.

     "Private Member" shall mean any members of the LLC, other than any Preferred Member.

     "Remaining Portion" shall have the meaning set forth in Section 2.5.

     "SBA" shall mean the United States Small Business Administration.

     "SBA Annex LLC-GDP" shall mean the version of such Annex, if any, which is attached to and incorporated as a part of the Agreement.

     "SBA Annex LLC-PS" shall mean the version of such Annex, if any, which is attached to and incorporated as a part of the Agreement.

     "SBA Annex LLC-OP" shall mean the version of this Annex which is attached to and incorporated as a part of the Agreement.

     "SBIC Act" shall mean the Small Business Investment Act of 1958, as amended, and the rules and regulations promulgated thereunder by the SBA, as in effect from time to time.

     1.2 CONFLICT WITH SBIC ACT. The provisions of this Annex and the Agreement shall be interpreted to the fullest extent possible in a manner consistent with the SBIC Act. In the event of any conflict between any provision of the Agreement or this Annex and the provisions of the SBIC Act (including, without limitation, any conflict with respect to the rights of the SBA or the respective Members hereunder), the provisions of the SBIC Act shall control.

     1.3 CONFLICT WITH OTHER PROVISIONS OF THE AGREEMENT. The provisions of the Agreement shall be interpreted to the fullest extent possible in a manner consistent with the provisions of this Annex. In the event of any conflict between any provision of this Annex and any other provision of the Agreement (other than the provisions of SBA Annex LLC-PS and SBA Annex LLC-GDP, if either of such Annexes is incorporated as part of the Agreement), the provisions of this Annex shall control. In the event of any conflict between any provision of this Annex and any provision of SBA Annex LLC-PS or SBA Annex LLC-GDP, the provisions of SBA Annex LLC-PS or SBA Annex LLC-GDP (if such Annex is incorporated as part of the Agreement) shall control.

     1.4 DELETION OF CERTAIN PROVISIONS. (a) The specific sections of this Annex identified in clauses (c) and (d) of this Section may be deleted at the option of the LLC from the form of the Annex that is attached to and incorporated in the Agreement. Blank spaces for periods, interest rates or percentages appearing in any section of this Annex may be filled in by the LLC or left blank. In the case of any such blank space in a section which is not filled in by the LLC, the space must be lined through and the period, interest rate or percentage which appears in bold face type immediately before such blank space will apply. References in this Annex to the provisions or sections of this Annex shall refer only to those provisions which have not been so deleted, giving effect to any periods, interest rates or percentages filled in by the LLC in such sections. The footnote numbers which appear in certain sections and the notes which appear in certain sections and the notes which appear at the end of this Annex are for convenience only and shall neither be considered part of this Annex nor be given any legal effect.

     (b) The deletion of any section of this Annex shall be indicated by striking through that Section (note that subsections of an included section may not be deleted).

     (c)  In Article II, the LLC may elect to delete any of the Sections.

     (d)  In Article IV, the LLC may elect to delete either all sections or
Section 4.2; if Section 4.2 is included, Section 4.1 may not be deleted.

     1.5 INCORPORATION OF THIS ANNEX INTO THE AGREEMENT. The Agreement shall contain the following provision evidencing the incorporation of this Annex:

            "The provisions of SBA Annex LLC-OP attached to this Agreement are incorporated in this Agreement with the same force and effect as if fully set forth herein."


                                 ARTICLE II

                  REMEDIES FOR FAILURE OF A PRIVATE MEMBER
                      TO MAKE A CONTRIBUTION TO CAPITAL

     2.1 INTEREST ON OVERDUE CONTRIBUTIONS. In the event that any Private Member fails to make a contribution required under the Agreement within THIRTY
(30) DAYS (unless another period is specified here: ___________ (__) days) [1] after the date such contribution is due, then the Management Board may, in its sole discretion, elect to charge such Private Member interest at an annual rate equal to TEN PERCENT (10%) (unless another rate is specified here:
___________) [2] on the amount due from the date such amount became due until the earlier of (i) the date on which such payment is received by the LLC or
(ii) the date of any notice given to such Private Member by the Management Board pursuant to Sections 2.3, 2.4 or 2.5. Any distributions to which such Private Member is entitled shall be reduced by the amount of such interest, and such interest shall be deemed to be income to the LLC. The amount of interest charged as provided in this Section 2.1 shall not exceed the amount of such Private Member's Capital Account. [3]

     2.2 TERMINATION OF RIGHT TO MAKE FURTHER CAPITAL CONTRIBUTIONS. In the event that any Private Member fails to make a contribution required under the Agreement within THIRTY (30) (unless another period is specified here:
____________ (__)) days after the date such contribution is due, the Management Board may, in its sole discretion (and with the consent of SBA given as provided in Section 7.2 of SBA Annex LLC-PS or Section 5.2 of SBA Annex LLC-GDP, if SBA Annex LLC-PS or SBA Annex LLC-GDP is incorporated in the Agreement), elect to declare, by notice to such Private Member, that:

          (a) Such Private Member's Commitment shall be deemed to be reduced to the amount of any contributions of capital timely made pursuant to the Agreement; and

          (b) Upon such notice such Private Member shall have no right to make any capital contribution thereafter (including the contribution as to which the default occurred and any contribution otherwise required to be made thereafter pursuant to the terms of the Agreement) and to this Agreement shall be deemed amended to reflect such reduced Commitment.

     2.3  FORFEITURE OF INTEREST IN THE LLC.  In the event that any
Private Member fails to make a contribution required under the Agreement, within THIRTY (30) (unless another period is specified here: ____________ (__)) days after notice by the Management Board to such Private Member that it has failed to make its contribution on the date such contribution was due, the Management Board may in its sole discretion (and with the consent of SBA given as provided in Section 7.2 of SBA Annex LLC-PS or Section 5.2 of SBA Annex LLC-GDP, if SBA Annex LLC-PS or SBA Annex LLC-GDP is incorporated in the Agreement) declare, by notice of forfeiture to such Private Member, that ONE HUNDRED PERCENT (100%) (unless another percentage is specified here:
____________ percent (__%)) of the interest of such Private Member in the LLC (including amounts in its Capital Account as well as any interest in future profits, losses or distributions of the LLC) is forfeited, effective as of the date of such Private Member's failure to make such required contribution, in which event, as of the date of such notice of forfeiture (i) the Private Member shall cease to be a Member with respect to such forfeited interest; provided, however, that such forfeited Private Member shall cease to have any liability for the payment of the forfeited percentage of any capital contributions due at such time or in the future and (ii) the forfeited percentage of such Private Member's Capital Account shall be held by the LLC and reallocated among the Capital Accounts of the Private Members (other than such forfeited Private Member) to be apportioned among such Private Members in accordance with their respective aggregate capital contributions. [4]

     2.4 WITHHOLDING AND APPLICATION OF DISTRIBUTIONS. No part of any distribution shall be paid to any Private Member from which there is then due and owing to the LLC, at the time of such distribution, any amount required to be paid to the LLC. At the election of the Management Board, which it may make in its sole discretion, the LLC may either (i) apply all or part of any such withheld distribution in satisfaction of the amount then due to the LLC from such Private Member or (ii) withhold such distribution until all amounts then due are paid to the LLC by such Private Member. Upon payment of all amounts due to the LLC (by application of withheld distributions or otherwise), the Management Board shall distribute any unapplied balance of any such withheld distribution to such Private Member. No interest shall be payable on the amount of any distribution withheld by the LLC pursuant to this Section.

     2.5 REQUIRED SALE OF INTEREST IN THE LLC. In the event that any Private Member fails to make a contribution required under the Agreement within THIRTY
(30) (unless another period is specified here: ____________ (__)) days after notice by the Management Board to such Private Member that it has failed to make its contribution on the date such contribution is due, unless the Management Board has acted pursuant to Sections 2.2 or 2.3 (if either of such Sections are included in the version of this Annex incorporated in the Agreement) the Management Board may, in its sole discretion, (and with the consent of SBA given as provided in Section 7.2 of SBA Annex LLC-PS or Section
5.2 of SBA Annex LLC-GDP, if SBA Annex LLC-PS or SBA Annex LLC-GDP is incorporated in the Agreement) elect to declare such Private Member in default. If the Management Board so elects to declare such Private Member in default (such Private Member being hereinafter referred to as the "Optionor"), then the other Private Members of the LLC which are not in default (the "Optionees") and the Management Board shall have the right and option to acquire ONE HUNDRED PERCENT (100%) (unless another percentage is specified here:

________ percent (___%)) of the LLC interest, which shall include ONE HUNDRED PERCENT (100%) (unless another percentage is specified here: ________ percent (___%)) of the Capital Account (the "Optioned LLC Interest") [5] of the Optionor on the following terms:

           (i) The Management Board shall give the Members notice promptly after declaration of any such default. Such notice shall advise each Optionee of the portion of the Optioned LLC Interest available to it and the price therefor. The portion available to each Optionee shall be that portion of the Optioned LLC Interest that bears the same ratio to the Optioned LLC Interest as each Optionee's capital contributions to the LLC bears to the aggregate capital contributions to the LLC, exclusive of the capital contributions to the LLC of the Optionor. The aggregate price for the Optioned LLC Interest shall be the assumption of the unpaid Commitment obligation (both that portion then due and amounts due in the future) of the Optionor (the "Option Price"). [5] The Option Price for each Optionee shall be prorated according to the portion of the Optioned LLC Interest purchased by each such Optionee so that the percentage of the unpaid Commitment assumed by each Optionee is the same as the percentage of the Optioned LLC Interest purchased by such Optionee. The option granted hereunder shall be exercisable by each Optionee in whole only at any time within thirty (30) days of the date of the notice from the Management Board by the delivery to the Management Board of (A) a notice of exercise of option, and (B) the capital contribution due in accordance with clause 2.5(v)(A). The Management Board shall forward the above notices of exercise of option received to the Optionor.

           (ii) Should any Optionee not exercise its option within the period provided in clause (i), the Management Board within TEN (10) (unless another period is specified here: ____________ (__)) days of the end of such period, shall notify the other Optionees who have previously exercised their options in full, which Optionees shall have the right and option ratably among them to acquire the portion of the Optioned LLC Interest not so acquired (the "Remaining Portion") within TEN (10) (unless another period is specified here: ____________ (__)) days of the date of the notice specified in this Section 2.5(ii) on the same terms as provided in clause (i).

           (iii) The amount of the Remaining Portion not acquired by the Optionees and the Management Board pursuant to clause (iii) may, if the Management Board deems it in the best interest of the LLC, be sold to any other corporations, LLCs, individuals or other entities on terms not more favorable to such purchaser than the Optionees' option (and the Management Board may admit any such third party purchaser as a Private Member, subject to the approval of SBA, if required under the SBIC Act). Any consideration received by the LLC for such amount of the Optionor's interest in the LLC in excess of the Option Price therefor shall be retained by the LLC and allocated among the Members' Capital Accounts in proportion to the respective Members' capital contributions.

           (iv) Upon exercise of any option hereunder, such Optionee shall be deemed to have assumed that portion of the Optionor's unpaid Commitment representing the Option

      Price of the purchased portion of the Optioned LLC Interest and shall be obligated (A) to contribute to the LLC the portion of the capital contribution then due from the Optionor equal to the percentage of the Optioned LLC Interest purchased by such Optionee and (B) to pay the same percentage of any further contributions which would have otherwise been due from such Optionor.

           (v) Upon the purchase of any portion of any Optioned LLC Interest by an Optionee, the Management Board or other person pursuant to this
      Section 2.5, the Optionor shall have no further rights or obligations under this Agreement with respect to such portion.

           (vi) Upon the purchase of any portion of the Optioned LLC Interest, for purposes of computing such purchaser's aggregate capital contributions, such purchaser shall be deemed to have aggregate capital contributions (or the aggregate capital contributions of any Optionee, shall be increased by an amount) equal to the percentage of the defaulting Private Member's aggregate capital contribution which the purchased portion of the Optioned LLC Interest represents of the defaulting Private Member's entire LLC interest, and the aggregate capital contributions of such defaulting Private Member shall be reduced by a corresponding amount.


                                 ARTICLE III

                  SMALL BUSINESS INVESTMENT COMPANY MATTERS

      The SBA shall be deemed an express third party beneficiary of the provisions of the Agreement (including, without limitation, this Annex) to the extent of the rights of the SBA thereunder and under the Act, and the SBA shall be entitled to enforce such provisions for its benefit, as if the SBA were a party thereto.


                                 ARTICLE IV

                               INDEMNIFICATION

      4.1 STANDARD OF CORE. (e) Neither the Management Board, any Manager or Officer, any Investment Advisor/Manager nor any Member, shareholder, director, officer or employee nor any Affiliate of any thereof shall be liable to the LLC or any Member for any action taken or omitted to be taken by it or any other Member or other person in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the LLC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.




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

     (b) Neither any Private Member, nor any member of any LLC committee or board who is not an Affiliate of the Management Board shall be liable to the LLC or any Member as the result of any decision made in good faith by such Private Member or member, in his capacity as such.

     (c) The Management Board, any Manager or Officer, any Investment Advisor/ Manager, the stockholders, Members, Managers, directors, officers, employees and Members of any thereof, any Private Member and any member of a LLC committee or board, may consult with reputable legal counsel selected by them and shall be fully protected, and shall incur no liability to the LLC or any Member, in acting or refraining to act in good faith in reliance upon the opinion of advice of such counsel.

     (d) This Section 4.1 shall not constitute a modification, limitation or waiver of Section 314(b) of the SBIC Act, or a waiver by the SBA of any of its rights pursuant to such Section 314(b).(9)

     (e) In addition to the standards of care set forth in this Section 4.1, the Agreement may also provide for additional standards of care which must also be met.

     4.2 INDEMNIFICATION. (a) The LLC shall indemnify and hold harmless, but only to the extent of Assets Under Management, the Management Board, any Manager or Officer, any Investment Advisor/Manager and any Member, shareholder, Member, Manager, director, officer, employee or any Affiliate of any thereof from any and all costs, expenses, damages, claims, liabilities, fines and judgments (including the reasonable cost of the defense of any claim or action and any sums which may be paid with the consent of the LLC in settlement thereof) which may be incurred by or asserted against such person or entity, by reason of any action taken or omitted to be taken on behalf of the LLC and in furtherance of its interests.

     (b) The LLC shall indemnify and hold harmless, but only to the extent of Assets Under Management, the Private Members, and members of any LLC committee or board who are not Affiliates of the Management Board or any Investment Advisor/Manager from any and all costs, expenses, damages, claims, liabilities, fines and judgements (including the reasonable cost of the defense of any claim or action and any sums which may be paid with the consent of the LLC in settlement thereof) which may be incurred by or asserted against such person or entity, by any third party on account of any matter or transaction of the LLC, which matter or transaction occurred during the time that such person has been a Private Member or such member.

     (c) The LLC shall have power, in the discretion of the Management Board to agree to indemnify on the same terms as set forth in Section 4.2(b) any person who is or was serving, pursuant to a prior written request from the LLC, as a consultant to, agent for or representative of the LLC as a director, officer, employee, agent of or consultant to another corporation,


----------------------

     (9)    This provision relates to the fiduciary duty of SBIC managers.



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partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such.

     (d) No person shall be entitled to claim any indemnity or reimbursement under Section 4.2(a), (b) or (c) in respect of any cost, expense, damage, liability, claim, fine, judgment (including any cost of the defense of any claim, action, suit, proceeding or investigation, by or before any court or administrative or legislative body or authority) that may be incurred by such person which results from the failure of such person to act in accordance with the provisions of this Agreement and the applicable standard of care set forth in Section 4.1. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, preclude a determination that such person acted in accordance with the applicable standard of care set forth in Section 4.1.

     (e) To the extent that a person claiming indemnification under Section 4.2(a), (b) or (c) has been successful on the merits in defense of any action, suit or proceeding referred to in Section 4.2(a), (b) or (c) or in defense of any claim, issue or matter therein, such person shall be indemnified with respect to such matter as provided in such Section. Except as provided in the foregoing sentence and as provided in Section 4.2(h) with respect to advance payments, any indemnification under this Section 4.2 shall be paid only upon determination that the person to be indemnified has met the applicable standard of conduct set forth in Section 4.1(a) or (b).

     (f)  A determination that a person to be indemnified under this Section
4.2 has met the applicable standard set forth in Section 4.1(a) or (b) shall be made by (i) the Management Board with respect to the indemnification of any person other than a person claiming indemnification under Section 4.2(a), (ii) a committee of the LLC whose members are not affiliated with the Management Board, Manager, Officer, or any Investment Advisor/Manager with respect to indemnification of any person indemnified under Section 4.2(a) or (iii) at the election of the Management Board, independent legal counsel selected by the Management Board with respect to the indemnification of any person indemnified under Section 4.2, in a written opinion.

     (g) In making any such determination with respect to indemnification under Section 4.2(f), the Management Board, a committee of the LLC whose members are not affiliated with the Management Board, Manager, Officer, or any Investment Advisor/Manager or independent legal counsel, as the case may be, shall be authorized to make such determination on the basis of its evaluation of the records of the Management Board, the LLC or any Investment Advisor/Manager to the LLC and of the statements of the party seeking indemnification with respect to the matter in question and shall not be required to perform any independent investigation in connection with any such determination. Any party making any such determination is authorized, however, in its sole discretion, to take such other actions (including engaging counsel) as it deems advisable in making such determination.

     (h) Expenses incurred by any person in respect of any such costs, expenses, damages, claims, liabilities, fines, and judgments (including any cost of the defense of any claim, action,


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

suit, proceeding or investigation, by or before any court or administrative or legislative body or authority) may be paid by the LLC in advance of the final disposition of any such claim or action upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined as provided in Section 4.2(e) or (f) that such person is entitled to be indemnified by the LLC as authorized in this Section.

     (i) The rights provided by this Section 4.2 shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of each person eligible for indemnification hereunder.

     (j) The rights to indemnification provided in this Section 4.2 shall be the exclusive rights of all Members to indemnification by the LLC. No Member shall enter into, or make any claim under, any other agreement with the LLC (whether direct or indirect) providing for indemnification. The General Member shall not enter into any agreement with any person which is an employee, Manager, Officer, director, Member or shareholder, or an Affiliate, Associate or Control Person of any of the foregoing, providing for indemnification of any such person unless such agreement provides for a determination with respect to such indemnification as provided under Section 4.2(f)(ii) or (iii). The provisions of this Section 4.2 shall not apply to indemnification of any person which is not at the expense (whether in whole or in part) of the LLC.

     (k) The LLC may purchase and maintain insurance on its own behalf, or on behalf of any person or entity, with respect to liabilities of the types described in this Section 4.2. The LLC may purchase such insurance regardless of whether such person is acting in a capacity described in this Section 4.2 or whether the LLC would have the power to indemnify such person against such liability under the provisions of this Section 4.2.


                                  ARTICLE V

                                 AMENDMENTS

     Any amendment of the Agreement which would affect (i) this Annex, (ii) or the rights, obligations or liabilities of the SBA shall require the prior written consent of the SBA.







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

                                     NOTES


1.   All notice periods are variable.

2.   Any interest rate may be selected.

3.   The limitation on the amount of interest is optional.

4. Forfeitures may be in whole or in part. The sum of the reallocation percentages to the Private Members must equal 100%. The elimination of liability after forfeiture is optional; a forfeited Private Member may remain liable for capital contributions. Reallocation of a forfeited interest can be freely determined.

5. Any percentage of a defaulted Private Member's interest can be sold. A variety of pricing mechanisms can be used: fixed, formula or appraisal.









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




                      EXHIBIT C - VALUATION GUIDELINES













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                                VALUATION POLICY

The following valuation policy is adopted from SBA Valuation Guidelines.

A.   General

     1. The Managing Board has sole responsibility for determining the Asset Value of each of the Loans and Investments and of the portfolio in the aggregate.
     2. Loans and Investments shall be valued individually and in the aggregate at least once quarterly for the quarters ending March 31, June 30, September 30 and December 31. Fiscal year-end valuations are audited as set forth in 13 CFR Part 107 Appendix III, Section II, paragraph D.
     3. This Valuation Policy is intended to provide a consistent, conservative basis for establishing the Asset Value of the portfolio. The Policy presumes that Loans and Investments are acquired with the intent that they are to be held until maturity or disposed of in the ordinary course of business.

B.   Interest-Bearing Securities

     1. Loans shall be valued in an amount not greater than cost, with Unrealized Depreciation being recognized when value is impaired. The valuation of loans and associated interest receivables on interest-bearing securities should reflect the portfolio concern's current and projected financial condition and operating results, its payment history and its ability to generate sufficient cash flow to make payments when due.
     2. When a valuation relies more heavily on asset versus earnings approaches, additional criteria should include the seniority of the debt, the nature of any pledged collateral, the extent to which the security interest is perfected, the net liquidation value of tangible business assets, and the personal integrity and overall financial standing of the owners of the business. In those instances where a loan valuation is based on an analysis of certain collateralized assets of a business or assets outside the business, the valuation should, at a minimum, consider the net liquidation value of the collateral after reasonable selling expenses. Under no circumstances, however, shall a valuation based on the underlying collateral be considered as justification for any type of loan appreciation.
     3. Appropriate unrealized depreciation on past due interest which is converted into a security (or added to an existing security) should be recognized when collection is doubtful. Collection is presumed to be in doubt when one or both of the following conditions occur: (i) Interest payments are more than 120 days past due; or (ii) the small concern is in bankruptcy, insolvent, or there is substantial doubt about its ability to continue as a going concern.





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



     4. The carrying value of interest-bearing securities shall not be adjusted for changes in interest rates.
     5. The valuation of convertible debt may be adjusted to reflect the value of underlying equity security net of the conversion price.

C.  Equity Securities-Private Companies

     1. Investment cost is presumed to represent value except as indicated elsewhere in these guidelines.
     2. Valuation should be reduced if a company's performance and potential have significantly deteriorated. If the factors which led to the reduction in valuation are overcome, the valuation may be restored.
     3. The anticipated pricing of a Small Concem's future equity financing should be considered as a basis for recognizing Unrealized Depreciation, but not for Unrealized Appreciation. If it appears likely that equity will be sold in the foreseeable future at a price below the Licensee's current valuation, then that prospective offering price should be weighed in the valuation process.
     4. Valuation should be adjusted to a subsequent significant equity financing that includes a meaningful portion of the financing by a sophisticated, unrelated new investor. A subsequent significant equity financing that includes substantially the same group of investors as the prior financing would generally not be the basis for an adjustment in valuation. A financing at a lower price by a sophisticated new investor should cause a reduction in value of prior securities.
     5. If substantially all of a significant equity financing is invested by an investor whose objectives are in large part strategic, or if the financing is led by such an investor, it is generally presumed that no more than 50% of the increase in investment price compared to the prior significant equity financing is attributable to an increased valuation of the company.
     6. Where a company has been self-financing and has had positive cash flow from operations for at least the past two fiscal years, Asset Value may be increased based on a very conservative financial measure regarding P/E ratios or cash flow multiples, or other appropriate financial measures of similar publicly-traded companies, discounted for illiquidity. Should the chosen valuation cease to be meaningful, the valuation may be restored to a cost basis, or in the event of significant deterioration in performance or potential, to a valuation below cost to reflect impairment.
     7. With respect to portfolio companies that are likely to face bankruptcy or discontinue operations for some other reason, liquidating value may be employed. This value may be determined by estimating the realizable value (often through professional appraisals or firm offers to purchase) of all assets and then subtracting all liabilities and all associated liquidation costs.
     8. Warrants should be valued at the excess of the value of the underlying security over the exercise price.




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D.   Equity Securities - Public Companies

     1. Public securities should be valued as follows: (a) For over-the-counter stocks, take the average of the bid price at the close for the valuation date and the preceding two days, and (b) for listed stocks, take the average of the close for the valuation date and the preceding two days.
     2. The valuation of public securities that are restricted should be discounted appropriately until the securities may be freely traded. Such discounts typically range from 10% to 40%, but the discounts can be more or less, depending upon the resale restrictions under securities laws or contractual agreements.
     3. When the number of shares held is substantial in relation to the average daily trading volume, the valuation should be discounted by at least 10%, and generally by more.















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